     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 2003

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

 AMERICAN INTERNATIONAL GROUP, INC.                       DELAWARE                                 13-2592361
        AIG CAPITAL TRUST I                               DELAWARE                                 16-6543022
        AIG CAPITAL TRUST II                              DELAWARE                                 16-6543023
    (Exact name of registrant as                (State or Other Jurisdiction                     (IRS Employer
     specified in its charter)                               of                              Identification Number)
                                               Incorporation or Organization)

                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                           KATHLEEN E. SHANNON, ESQ.
          SENIOR VICE PRESIDENT, SECRETARY AND DEPUTY GENERAL COUNSEL
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   COPIES TO:

                             ROBERT W. REEDER, ESQ.
                            ROBERT S. RISOLEO, ESQ.
                            SULLIVAN & CROMWELL LLP
                                125 BROAD STREET
                            NEW YORK, NEW YORK 10004
                                 (212) 558-4000
                             ---------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
         SECURITIES TO BE REGISTERED          REGISTERED(1)(2)(3)     PER UNIT(5)(6)     OFFERING PRICE(5)   REGISTRATION FEE(7)
---------------------------------------------------------------------------------------------------------------------------------
Debt Securities(4)...........................                              100%
---------------------------------------------                      --------------------
Warrants.....................................                              100%
---------------------------------------------                      --------------------
Purchase Contracts...........................                              100%
---------------------------------------------                      --------------------
Units(8).....................................    $5,139,770,000            100%            $5,139,770,000          $415,808
---------------------------------------------                      --------------------
Preferred Stock, par value $5.00 per share...                              100%
---------------------------------------------                      --------------------
Depositary Shares(9).........................                              100%
---------------------------------------------                      --------------------
Common Stock, par value $2.50 per share......                              100%
---------------------------------------------                      --------------------
AIG Capital Trust I Capital Securities.......                              100%
---------------------------------------------                      --------------------
AIG Capital Trust II Capital Securities......                              100%
---------------------------------------------                      --------------------
Guarantees with respect to Capital
  Securities(10).............................                              100%
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                    (See footnotes on next page)
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

---------------

 (1) An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $5,139,770,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies.

 (2) This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by subsidiaries of the registrant.

 (3) This registration statement also includes such indeterminate amounts of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock, as may be issued upon exercise, conversion or exchange of any securities that provide for that issuance, such indeterminate amounts of debt securities, warrants, purchase contracts, preferred stock and common stock, as may be issued in units, such indeterminate amount of preferred stock as may be represented by depositary shares and such indeterminate amount of debt securities as may be issued and sold by AIG to either of the AIG Capital Trust I or AIG Capital Trust II (together, the "Trusts") in connection with the issuance of capital securities, which may later be distributed for no additional consideration to the holders of the capital securities of such Trusts.

 (4) If any debt securities are issued at original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of $5,139,770,000.

 (5) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

 (6) Separate consideration may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

 (7) Pursuant to Rule 457(p) under the Securities Act, the registration fee currently due in connection with this registration statement is fully offset by (a) $36,899 of the registration fee previously paid by the registrant under registration statement on Form S-3, File No. 333-31024, filed on February 24, 2000, and (b) $378,909 of the registration fee previously paid by the registrant in connection with a registration statement on Form S-3, File No. 333-69546, filed on September 18, 2001.

 (8) Each unit will be issued under a unit agreement or an indenture and will represent an interest in two or more debt securities, warrants, purchase contracts, preferred or common stock, which may or may not be separable from one another.

 (9) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(10) No additional consideration will be received for the AIG Guarantees with respect to the Capital Securities.

     Pursuant to Rule 429 of the Securities Act, the prospectuses included in this registration statement also relate to the prospectus included in Registration Statement No. 333-31024.

                                EXPLANATORY NOTE

     This registration statement contains:

     - a prospectus to be used in connection with offerings of debt securities, warrants, purchase contracts, units, preferred stock, depositary shares and common stock of AIG on a continuous or delayed basis; and

     - a prospectus to be used in connection with offerings of:

      -- the capital securities of AIG Capital Trust I and AIG Capital Trust II;

      -- the junior subordinated debentures of AIG; and

      -- the guarantees of AIG of the capital securities,

      each on a continuous basis.

     The first prospectus contained herein relates to market-making transactions involving one or more of our subsidiaries that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold. When the prospectus is delivered to an investor in the initial offering described above, the investor will be informed of that fact in the confirmation of sale. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction involving one of or more of our subsidiaries.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS  (Subject to completion, dated June 11, 2003)

                                 $5,139,770,000

                                   [AIG LOGO]

                       AMERICAN INTERNATIONAL GROUP, INC.

                                DEBT SECURITIES
                                    WARRANTS
                               PURCHASE CONTRACTS
                                     UNITS
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                  COMMON STOCK

     We may offer to sell debt securities, warrants, purchase contracts, preferred stock, either separately or represented by depositary shares, and common stock, either individually or in units. The debt securities, warrants, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of AIG or debt or equity securities of one or more other entities. These securities will have an initial public offering price or purchase price of up to $5,139,770,000, or will have the foreign currency or composite currency equivalent of this amount, although we may increase this amount in the future. Our common stock is listed on the NYSE and trades under the symbol "AIG."

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

     INVESTING IN SOME OF THE SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 46 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE SECURITIES.
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

     We may use this prospectus in the initial sale of these securities. In addition, one or more of our subsidiaries may use this prospectus in a market-making transaction involving any of these securities after our initial sale. UNLESS WE OR OUR AGENT INFORM THE PURCHASER OTHERWISE IN THE CONFIRMATION OF SALE, THIS PROSPECTUS IS BEING USED IN A MARKET-MAKING TRANSACTION.
                             ---------------------
                         AIG FINANCIAL SECURITIES CORP.
                             ---------------------

                The date of this prospectus is           , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PROSPECTUS SUMMARY..........................................    1
USE OF PROCEEDS.............................................    4
DESCRIPTION OF DEBT SECURITIES WE MAY OFFER.................    5
DESCRIPTION OF WARRANTS WE MAY OFFER........................   16
DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER..............   28
DESCRIPTION OF UNITS WE MAY OFFER...........................   33
DESCRIPTION OF PREFERRED STOCK WE MAY OFFER.................   38
DESCRIPTION OF COMMON STOCK WE MAY OFFER....................   44
MARKET PRICE AND DIVIDEND INFORMATION.......................   45
RISK FACTORS................................................   46
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.....................   52
CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER
  FORM......................................................   57
PLAN OF DISTRIBUTION........................................   61
VALIDITY OF THE SECURITIES..................................   62
EXPERTS.....................................................   62
WHERE YOU CAN FIND MORE INFORMATION.........................   62
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES
  LITIGATION REFORM ACT OF 1995.............................   63

                             ---------------------

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INFORMATION CONTAINED IN DOCUMENTS WHICH YOU ARE REFERRED TO BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE ARE OFFERING TO SELL THE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THOSE DOCUMENTS, REGARDLESS OF THE TIME OF DELIVERY OF THE DOCUMENTS OR ANY SALE OF THE SECURITIES.

                               PROSPECTUS SUMMARY

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total amount of $5,139,770,000. This prospectus provides you with a general description of the securities we may offer.

     Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information."

     To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

                       AMERICAN INTERNATIONAL GROUP, INC.

     AIG, a Delaware corporation, is a holding company which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities include financial services and retirement savings and asset management.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is 212-770-7000.

                         THE SECURITIES WE ARE OFFERING

     We may offer any of the following securities from time to time:

     - debt securities;

     - warrants;

     - purchase contracts;

     - units, comprised of two or more securities, in any combination;

     - preferred stock, either directly or represented by depositary shares; and

     - common stock.

     When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

  DEBT SECURITIES

     We may issue several different types of debt securities. Our debt securities may be senior or subordinated in right or payment. For any particular debt securities we offer, your prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities the initial public offering price; designation; aggregate principal amount (including whether determined by reference to an index or other financial measure); currency; denomination; maturity; interest rate (whether fixed or floating); time of payment of any interest; any terms for mandatory or optional redemption, any terms on which the debt securities may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of another entity and any other specific terms. We will issue the senior and subordinated debt securities under separate debt indentures, between us and The Bank of New York, as Trustee.

  WARRANTS

     We may offer two types of warrants:

     - warrants to purchase our debt securities; and

     - warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

      -- securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

      -- one or more currencies;

      -- one or more commodities;

      -- any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

      -- one or more indices or baskets of the items described above.

     For any particular warrants we offer, your prospectus supplement will describe the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under the warrant indenture between us and The Bank of New York, as Trustee, or under warrant agreements between us and one or more warrant agents.

  PURCHASE CONTRACTS

     We may offer purchase contracts for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including, the occurrence or non-occurrence of any event or circumstance; and

     - one or more indices or baskets of the items described above.

     For any particular purchase contracts we offer, your prospectus supplement will describe the underlying property; the settlement date; the purchase price or manner of determining the purchase price and whether it must be paid when the purchase contract is issued or at a later date; the amount and kind, or the manner of determining the amount and kind, of property to be delivered at settlement; whether the holder will pledge property to secure the performance of any obligations the holder may have under the purchase contract; and any other specific terms. We may issue purchase contracts under a senior debt indenture or a subordinated debt indenture described above or a unit agreement described below.

  UNITS

     We may offer units, comprised of any combination of our debt securities, warrants, purchase contracts, preferred stock and common stock. For any particular units we offer, your prospectus supplement will describe the particular securities comprising each unit; the terms on which those securities will be separable, if any; whether the holder will pledge property to secure the performance of any obligations the holder may have under the unit; and any other specific terms of the units. We may issue the units under unit agreements between us and one or more unit agents.

  PREFERRED STOCK AND DEPOSITARY SHARES

     We may offer our preferred stock in one or more series. For any particular series we offer, your prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exercisable or exchangeable for our common stock, preferred stock of another series or other securities described in this prospectus or the debt or equity securities of third parties or property, if any; the redemption terms, if any; and any other specific terms. We may also offer depositary shares, each of which would represent an interest in a fractional share or multiple shares of preferred stock. We may issue the depositary shares under deposit agreements between us and one or more depositaries.

  COMMON STOCK

     We may also issue our common stock.

  LISTING

     If any securities are to be listed or quoted on a securities exchange or quotation system, your prospectus supplement will say so. Our common stock is listed on the New York Stock Exchange under the symbol "AIG."

  MANNER OF OFFERING

     The securities will be offered when they are first issued and sold and after that in market-making transactions involving one or more of our subsidiaries.

     When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including one of our subsidiaries, such as AIG Financial Securities Corp., or directly to purchasers. Your prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated. For more information on our consolidated ratios of earnings to fixed charges, see our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly Report for the quarter ended March 31, 2003, both of which are incorporated by reference into this prospectus as described under "Where You Can Find More Information."

 THREE MONTHS
ENDED MARCH 31,       YEAR ENDED DECEMBER 31,
---------------   --------------------------------
 2003     2002    2002   2001   2000   1999   1998
 ----    ------   ----   ----   ----   ----   ----
3.82      3.91    3.10   2.92   3.59   3.96   3.57

     Earnings represent:

     - Income from operations before income taxes, adjustments for minority interest and income/loss from equity investees plus

     - Fixed charges other than capitalized interest

     - Amortization of capitalized interest

     - The distributed income of equity investees

less

     - The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

     Fixed charges include:

     - Interest, whether expensed or capitalized

     - Amortization of debt issuance costs

     - One-third of rental expense. Our management believes this is representative of the interest factor.

As of the date of this prospectus, we have no preferred stock outstanding.

                                USE OF PROCEEDS

     Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes.

                  DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

     References to "AIG," "us," "we" or "our" in this section means American International Group, Inc., and does not include the consolidated subsidiaries of American International Group, Inc. Also, in this section, references to "holders" mean those who own debt securities registered in their own names, on the books that we or the applicable trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. When we refer to "you" in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

  DEBT SECURITIES MAY BE SENIOR OR SUBORDINATED

     We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or the property or assets of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

     The senior debt securities and, in the case of senior debt securities in bearer form, any related interest coupons, will be issued under our senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

     The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any related interest coupons, will be issued under our subordinated debt indenture described below and will be subordinate in right of payment to all of our "senior indebtedness," as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional unsecured indebtedness.

     When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

  THE SENIOR AND SUBORDINATED DEBT INDENTURES

     The senior debt securities and the subordinated debt securities are each governed by a document called an indenture -- the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between AIG and The Bank of New York, which acts as trustee. The indentures are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

     Reference to the indenture or the trustee with respect to any debt securities, means the indenture under which those debt securities are issued and the trustee under that indenture.

     The trustee has two main roles:

          1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the indenture or the debt securities. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under "-- Events of Default -- Remedies If an Event of Default Occurs."

          2. The trustee performs administrative duties for us, such as sending interest payments and notices to holders, and transferring a holder's debt securities to a new buyer if a holder sells.

     The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture and the debt securities are governed by New York law. A copy of each indenture is an exhibit to our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

                                    GENERAL

     We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of the senior debt indenture and the subordinated debt indenture allow us not only to issue debt securities with terms different from those previously issued under the applicable indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We may issue debt securities in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you. In addition we may offer debt securities, together with other debt securities, warrants, purchase contracts and preferred stock or common stock in the form of units, as described below under "Description of Units We May Offer."

     This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities may also describe differences from the material terms summarized here.

     Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of certain terms used in the indenture. In this summary, we describe the meaning of only some of the more important terms. For your convenience, we also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indenture for the most complete description of what we describe in summary form in this prospectus.

     This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

     We may issue the debt securities as original issue discount securities, which will be offered and sold at a substantial discount below their stated principal amount. (Section 101) The prospectus supplement relating to the original issue discount securities will describe federal income tax consequences and other special considerations applicable to them. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. Some of the risks associated with such debt securities issued are described below under "Risk Factors -- Indexed Securities" and "Risk Factors -- Non-U.S. Dollar Securities." The prospectus supplement relating to specific debt securities will also describe certain additional tax considerations applicable to such debt securities.

     In addition, the specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and, if applicable, a pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

     - the title of the series of debt securities;

     - whether it is a series of senior debt securities or a series of subordinated debt securities;

     - any limit on the aggregate principal amount of the series of debt securities;

     - the person to whom interest on a debt security is payable, if other than the holder on the regular record date;

     - the date or dates on which the series of debt securities will mature;

     - the rate or rates, which may be fixed or variable per annum, at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

     - the place or places where the principal of, premium, if any, and interest on the debt securities is payable;

     - the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

     - any mandatory or optional sinking funds or similar provisions or provisions for redemption at the option of the issuer;

     - the date, if any, after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

     - if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or other of our securities or the debt or equity securities of third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities or the debt or equity securities of third parties issuable upon conversion, exercise or exchange may be adjusted;

     - if other than denominations of $1,000 and any of its integral multiples, the denominations in which the series of debt securities will be issuable;

     - the currency of payment of principal, premium, if any, and interest on the series of debt securities;

     - if the currency of payment for principal, premium, if any, and interest on the series of debt securities is subject to our election or that of a holder, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

     - any index used to determine the amount of payment of principal or premium, if any, and interest on the series of debt securities;

     - the applicability of the provisions described under "-- Defeasance" below;

     - any event of default under the series of debt securities if different from those described under "-- Events of Default" below;

     - if the debt securities will be issued in bearer form, any special provisions relating to bearer securities that are not addressed in this prospectus;

     - if the series of debt securities will be issuable only in the form of a global security, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or the nominee; and

     - any other special feature of the series of debt securities.

     An investment in debt securities may involve special risks, including risks associated with indexed securities and currency-related risks if the debt security is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Risk Factors -- Indexed Securities" and "Risk Factors -- Non-U.S. Dollar Securities."

  MARKET-MAKING TRANSACTIONS

     One or more of our subsidiaries may purchase and resell debt securities in market-making transactions after their initial issuance. We discuss these transactions below under "Plan of Distribution -- Market-Making Resales by Subsidiaries." We may also purchase debt securities in the open market or in private transactions to be held by us or cancelled.

                   OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - ADDITIONAL MECHANICS relevant to the debt securities under normal circumstances, such as how holders transfer ownership and where we make payments;

     - Holders' rights in several SPECIAL SITUATIONS, such as if we merge with another company or if we want to change a term of the debt securities;

     - SUBORDINATION PROVISIONS in the subordinated debt indenture that may prohibit us from making payment on those securities;

     - Our right to release ourselves from all or some of our obligations under the debt securities and the indenture by a process called DEFEASANCE; and

     - Holders' rights if we DEFAULT or experience other financial difficulties.

                              ADDITIONAL MECHANICS

  FORM, EXCHANGE AND TRANSFER

     Unless we specify otherwise in the prospectus supplement, the debt securities will be issued:

     - only in fully registered form;

     - without interest coupons; and

     - in denominations that are even multiples of $1,000. (Section 302)

     If we issue a debt security in bearer form, the provisions described below under "Considerations Relating to Securities Issued in Bearer Form" would apply to that security. Some of the features of the debt securities that we describe in this prospectus may not apply to bearer debt securities.

     If a debt security is issued as a registered global debt security, only the depositary -- e.g., DTC, Euroclear and Clearstream, each as defined below under "Legal Ownership and Book-Entry Issuance" -- will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security. Those who own beneficial interests in a global security do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under "Legal Ownership and Book-Entry Issuance."

     Holders may have their debt securities broken into more debt securities of smaller denominations of not less than $1,000 or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305) This is called an exchange.

     Holders may exchange or transfer debt securities at the office of the trustee. They may also replace lost, stolen or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. (Section 305) The trustee's agent may require an indemnity before replacing any debt securities.

     Holders will not be required to pay a service charge to transfer or exchange debt securities, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

     If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002)

     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed. (Section 305)

     The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the prospectus supplement.

  PAYMENT AND PAYING AGENTS

     We will pay interest to the person listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and will be stated in the prospectus supplement. (Section 307) Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sale price of the securities to pro-rate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

     We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in New York City. That office is currently located at 101 Barclay Street, New York, New York 10286. Holders must make arrangements to have their payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS,
BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

     We may also arrange for additional payment offices and may cancel or change these offices, including our use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent or choose one of our subsidiaries to do so. We must notify holders of changes in the paying agents for any particular series of debt securities. (Section 1002)

  NOTICES

     We and the trustee will send notices regarding the debt securities only to holders, using their addresses as listed in the trustee's records. (Sections 101 and 106) With respect to who is a legal "holder" for this purpose, see "Legal Ownership and Book-Entry Issuance."

     Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to holders will be repaid to us. After that two-year period, holders may look to us for payment and not to the trustee or any other paying agent. (Section 1003)

                               SPECIAL SITUATIONS

  MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

     - When we merge out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country's laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

     - The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

     If the conditions described above are satisfied with respect to any series of debt securities, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our debt securities, however, will have no approval right with respect to any transaction of this type.

  MODIFICATION AND WAIVER OF THE DEBT SECURITIES

     There are four types of changes we can make to either indenture and the debt securities issued under that indenture.

     Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the indenture or the debt securities without specific approval of each holder of a debt security affected in any material respect by the change under a particular debt indenture. Following is a list of those types of changes:

     - change the stated maturity of the principal or interest on a debt security;

     - reduce any amounts due on a debt security;

     - reduce the amount of principal payable upon acceleration of the maturity of a debt security (including the amount payable on an original issue discount security) following a default;

     - change the currency of payment on a debt security;

     - impair a holder's right to sue for payment;

     - impair any right that a holder of a debt security may have to exchange or convert the debt security for or into other property;

     - reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

     - reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

     - modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 902)

     Changes Requiring a Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901) We may also obtain a waiver of a past default from the holders of debt securities owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described above under "-- Changes Requiring Approval of All Holders" unless we obtain the individual consent of each holder to the waiver. (Section 513)

     Changes Not Requiring Approval. The third type of change to the indenture and the debt securities does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the debt securities. (Section 901)

     We may also make changes or obtain waivers that do not adversely affect in any material respect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities.

     Modification of Subordination Provisions. We may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect in any material respect the outstanding subordinated debt securities of any one or more series without the consent of the holders of a majority of the principal amount of all affected series, voting together as one class.

     Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

     - For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

     - For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

     - For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

     Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have given a notice of redemption and deposited or set aside in trust for the holders money for the payment or redemption of the debt securities. Debt securities will also not be eligible to vote if they have been fully defeased as described below under "-- Defeasance -- Full Defeasance." (Section 1302)

     We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding securities of that series on the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. (Sections 512, 902 and 1008)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS,
BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE INDENTURE OR THE DEBT SECURITIES OR REQUEST A WAIVER.

                            SUBORDINATION PROVISIONS

     Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

     The subordinated debt indenture defines "senior indebtedness" as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

     The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

     - in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period, (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceases to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

     If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

     Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

     The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

                                   DEFEASANCE

     The following discussion of full defeasance and covenant defeasance will be applicable to each series of debt securities that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of debt securities if we so specify in the prospectus supplement. (Section 1301)

  FULL DEFEASANCE

     If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

     - We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the obligations pursuant to the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.)

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above. (Sections 1302 and 1304)

     - In the case of the subordinated debt securities, the following requirement must also be met:

      -- No event or condition may exist that, under the provisions described under "-- Subordination Provisions" above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date.

     If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

  COVENANT DEFEASANCE

     Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from the restrictive covenants under the debt securities that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

     - We must deposit in trust for the benefit of all holders of the debt securities a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

     If we accomplish covenant defeasance, certain provisions of the indenture and the debt securities would no longer apply:

     - Covenants applicable to the series of debt securities and described in the prospectus supplement.

     - Any events of default relating to breach of those covenants.

     If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. (Sections 1303 and 1304)

                               EVENTS OF DEFAULT

     You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

     What Is An Event of Default?   The term "Event of Default" means any of the
following:

     - We do not pay the principal of or any premium on a debt security within 5 days of its due date.

     - We do not pay interest on a debt security within 30 days of its due date.

     - We do not deposit money in a separate account, known as a sinking fund, when such deposit is due.

     - We remain in breach of any covenant or warranty of the indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of 25% of the principal amount of debt securities of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

     - Any other event of default described in the prospectus supplement occurs. (Section 501)

     Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "-- Subordination Provisions." If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount (or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security) of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be cancelled, but only before a judgment or decree based on the acceleration has been obtained, by the holders of at least a majority in principal amount of the debt securities of the affected series. (Section 502)

     You should read carefully the prospectus supplement relating to any series of debt securities which are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

     Except in cases of default, where the trustee has the special duties described above, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. (Section
603) If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series. (Section 512)

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities the following must occur:

     - The holder of the debt security must give the trustee written notice that an event of default has occurred and remains uncured;

     - The holders of 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

     - The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity. (Section 507)

     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date. (Section 508)

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

     We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default. (Section 1007)

                       OUR RELATIONSHIP WITH THE TRUSTEE

     The Bank of New York is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

     The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and the warrants issued under our warrant indenture, as well as the trustee under any amended and restated trust agreement and capital securities subordinated guarantee that we enter into in connection with the issuance of capital securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, trust agreements or subordinated guarantees, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, trust agreement or subordinated guarantees and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

                      DESCRIPTION OF WARRANTS WE MAY OFFER

     References to "AIG," "us," "we" or "our" in this section means American International Group, Inc., and does not include the consolidated subsidiaries of American International Group Inc. Also, in this section, references to "holders" mean those who own warrants registered in their own names, on the books that we or the applicable trustee or warrant agent maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. When we refer to "you" in this section, we mean all purchasers of warrants being offered by this prospectus, whether they are the holders or only indirect owners of those warrants. Owners of beneficial interests in the warrants should read the section below entitled "Legal Ownership and Book-Entry Issuance."

  WARRANTS MAY BE DEBT WARRANTS OR UNIVERSAL WARRANTS

     We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with our debt securities. We may also offer warrants together with other warrants, purchase contracts, debt securities and preferred stock or common stock in the form of units, as summarized under "Description of Units We May Offer."

     We will issue the warrants under either a warrant indenture or a warrant agreement. The warrant indenture, the warrant agreement and their associated documents contain the full legal text of the matters described in this section. The warrant indenture and the warrant agreement and the warrants issued thereunder are governed by New York law.

  WARRANT INDENTURE

     The warrants may be governed by a document called an indenture. The warrant indenture is a contract between AIG and The Bank of New York, which acts as trustee. See "Description of Debt Securities We May Offer -- Our Relationship with the Trustee" above for more information about the trustee.

     Reference to the warrant indenture or the trustee with respect to any warrants, means the indenture under which those warrants are issued and the trustee under that indenture.

     The trustee has two main roles:

          1. The trustee can enforce the rights of holders against us if we default on our obligations under the terms of the warrant indenture or the warrants. There are some limitations on the extent to which the trustee acts on behalf of holders, described below under "-- Events of Default -- Remedies If an Event of Default Occurs."

          2. The trustee performs administrative duties for us, such as sending payments to holders and notices, and transferring a holder's warrants to a new buyer if a holder sells.

  WARRANT AGREEMENT

     A warrant agreement is a contract between us and a bank, trust company or other financial institution, as warrant agent. References to a warrant agreement or warrant agent with respect to any warrants, means the warrant agreement under which those warrants are issued and the warrant agent under that warrant agreement.

     The warrant agent is our agent and, unlike a trustee, has no obligations to holders of the warrants issued under the warrant agreement. The main role of the warrant agent is to perform administrative duties for us, such as sending payments and notices to holders and transferring a holder's warrants to a new buyer if a holder sells.

                                    GENERAL

     We may issue as many distinct series of warrants as we wish.

     This section summarizes terms of the warrant indenture and warrant agreements and terms of the warrants that apply generally to the warrants, although the prospectus supplement which describes the terms of the warrants may also describe differences from the material terms summarized here.

     Because this section is a summary, it does not describe every aspect of the warrants. This summary is subject to and qualified in its entirety by reference to all the provisions of the warrant indenture and warrant agreement, including definitions of certain terms used in the warrant indenture and warrant agreement. In this summary, we describe the meaning of only some of the more important terms. Whenever we refer to particular sections or defined terms of the warrant indenture or warrant agreement in this prospectus or in the prospectus supplement, such sections or defined terms are incorporated by reference here or in the prospectus supplement. You must look to the warrant indenture or warrant agreement for the most complete description of what we describe in summary form in this prospectus.

     This summary also is subject to and qualified by reference to the description of the particular terms of your warrants described in the prospectus supplement. As you read this section, please remember that the specific terms of your warrant as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

     When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant indenture or warrant agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

     In addition, the specific financial, legal and other specific terms of your warrant will be described in the prospectus supplement relating to the warrants. The prospectus supplement relating to the warrants may contain, where applicable, the following information about your warrants:

     - the specific designation and aggregate number of, and the price at which we will issue, the warrants;

     - the currency with which the warrants may be purchased;

     - the warrant indenture or warrant agreement under which we will issue the warrants;

     - the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

     - whether the warrants will be redeemable by us before their expiration date, and any applicable redemption dates or periods and the related redemption prices;

     - whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security or purchase contract included in that unit;

     - the identities of the trustee or warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

     - any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

     - whether the warrants are to be sold separately or with other securities, as part of units or otherwise; and

     - any other terms of the warrants.

     If we issue warrants as part of a unit, your prospectus supplement will specify whether the warrants will be separable from the other securities in the unit before the warrants' expiration date.

     Until a warrant is properly exercised, no holder of a warrant will have any rights of a holder of the warrant property deliverable under the warrant.

     An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Risk Factors -- Indexed Securities" and "Risk Factors -- Non-U.S. Dollar Securities."

  DEBT WARRANTS

     We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "debt warrant."

     If you purchase debt warrants, your prospectus supplement may contain, where applicable, the following additional information about your debt warrants:

     - the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

     - the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

     - the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

  UNIVERSAL WARRANTS

     We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

     - one or more indices or baskets of the items described above.

     We refer to this type of warrant as a "universal warrant." We refer to each property described above as a "warrant property."

     We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

     - the warrant property;

     - the cash value of the warrant property; or

     - the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

     Your prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

     If you purchase universal warrants, your prospectus supplement may contain, where applicable, the following additional information about your universal warrants:

     - whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

     - the money or warrant property, and the amount or method of determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

     - the price at which and the currency with which the warrant property may be purchased or sold by or on behalf of the holder of each universal warrant upon the exercise of that warrant, or the method of determining that price;

     - whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

     - whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

  MARKET-MAKING TRANSACTIONS

     One or more of our subsidiaries may resell warrants in market-making transactions after their initial issuance. We discuss these transactions below under "Plan of Distribution -- Market-Making Resales by Subsidiaries." We may also purchase, in our discretion, warrants to be held, resold or canceled.

                  GENERAL PROVISIONS OF THE WARRANT INDENTURE

     We may issue as many distinct series of warrants under the warrant indenture as we wish, in such amounts as we wish. The provisions of the warrant indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the warrant indenture, but also to "reopen" a previous issue of a series of warrants and issue additional warrants of that series. We may issue warrants in amounts that exceed the total amount specified on the cover of your prospectus supplement at any time without your consent and without notifying you.

     The warrant indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

     We may issue universal warrants under the warrant indenture. Warrants of this kind will not be secured by any property or our assets or the assets of our subsidiaries. Thus, by owning a warrant issued under the warrant indenture, you hold one of our unsecured obligations.

     The warrants issued under the warrant indenture will be our contractual obligations and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The warrant indenture does not limit our ability to incur additional contractual obligations or debt.

                   OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - ADDITIONAL TERMS relevant to the warrants under normal circumstances, such as how holders transfer warrants, and the expiration and payment and delivery mechanics relating to warrants;

     - Holders' rights in several SPECIAL SITUATIONS, such as if we merge with another company or if we want to change a term of the warrants; and

     - Holders' rights if we DEFAULT or experience other financial difficulties.

                              ADDITIONAL MECHANICS

  FORM, EXCHANGE AND TRANSFER OF WARRANTS

     Unless we specify otherwise in your prospectus supplement, we will issue each warrant in registered global -- i.e., book-entry -- form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

     If a warrant is issued as a registered global warrant, only the depositary -- e.g., DTC, Euroclear or Clearstream -- will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

     If any warrants cease to be issued in registered global form, they will be issued:

     - only in fully registered form; and

     - only in the denominations specified in your prospectus supplement.

     Holders may exchange their warrants for certificates representing smaller or larger number of warrants, as long as the total number of warrants is not changed.

     Holders may exchange or transfer their warrants at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the trustee to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

     Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

     If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the prospectus supplement, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

     If we have designated additional transfer agents for your warrant, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in your prospectus supplement.

  EXPIRATION DATE AND PAYMENT OR SETTLEMENT DATE

     The term "expiration date" with respect to any warrant means the date on which the right to exercise the warrant expires. The term "payment or settlement date" with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

  CURRENCY OF WARRANTS

     Amounts that become due and payable on your warrant may be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency." The specified currency for your warrant will be U.S. dollars, unless your prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described in your prospectus supplement. See "Risk Factors -- Non-U.S. Dollar Securities" below for more information about risks of investing in warrants of this kind.

  REDEMPTION

     We will not be entitled to redeem your warrant before its expiration date unless your prospectus supplement specifies a redemption commencement date.

     If your prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

     If your prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

     If we exercise an option to redeem any warrant, we will give the holder written notice of the redemption price of the warrant to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in your prospectus supplement. We will give the notice in the manner described in your prospectus supplement.

                               SPECIAL SITUATIONS

  MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another corporation or firm. We are also permitted to sell substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. With regard to any warrant, however, we may not take any of these actions unless all the following conditions are met:

     - When we merge out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country's laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for our obligations under that warrant and the warrant indenture, as applicable.

     - The merger, sale of assets or other transaction must not cause a default under the warrant, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default under the warrant would include an event of default with respect to that warrant or any event that would be an event of default with respect to that warrant if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "-- Events of Default."

     If the conditions described above are satisfied with respect to any warrant, we will not need to obtain the approval of the holder of that warrant in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no approval right with respect to any transaction of this type.

  MODIFICATION AND WAIVER OF THE WARRANTS

     There are three types of changes we can make to the warrant indenture and the warrants issued under that warrant indenture.

     Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the warrant indenture or the warrants issued under that warrant indenture without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

     - change the exercise price of the warrant;

     - change the terms of any warrant with respect to the payment or settlement date of the warrant;

     - reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

     - change the currency of any payment on a warrant;

     - change the place of payment on a warrant;

     - permit redemption of a warrant if not previously permitted;

     - impair a holder's right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

     - if any warrant provides that the holder may require us to repurchase the warrant, impair the holder's right to require repurchase of the warrant;

     - reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to modify or amend the warrant indenture or those warrants;

     - reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, whose consent is needed to waive compliance with the warrant indenture or to waive defaults; or

     - modify any other aspect of the provisions dealing with modification and waiver of the warrant indenture, except to increase any required percentage referred to above or add to the provisions that cannot be changed or waived without approval of the holder of the affected warrants.

     Changes Requiring a Majority Vote. The second type of change to the warrant indenture and the warrants is the kind that requires a vote in favor by holders of warrants owning not less than a majority of the amount of the particular series affected. If the change affects the warrants of more than one series issued under the warrant indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

     Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the warrants. However, we cannot obtain a waiver of a payment default or any other aspect of the warrant indenture or the warrants listed in the first category described above under "-- Changes Requiring Approval of All Holders" unless we obtain the individual consent of each holder to the waiver.

     Changes Not Requiring Approval. The third type of change to the warrant indenture and the warrants does not require any approval by holders of the warrants. These changes are limited to clarifications and changes that would not adversely affect in any material respect the holders of the warrants. Nor do we need any approval to make changes that affect only warrants to be issued under the warrant indenture after the changes take effect.

     We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

     Further Details Concerning Voting. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the warrant indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW APPROVAL MAY BE GRANTED OR DENIED IF WE SEEK TO CHANGE THE WARRANT INDENTURE OR ANY WARRANTS OR REQUEST A WAIVER.

                               EVENTS OF DEFAULT

     You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

     What is an Event of Default? Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any warrant, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

     - We do not pay any money or deliver any warrant property with respect to that warrant within 5 days of the payment or settlement date in accordance with the terms of that warrant.

     - We remain in breach of any covenant and warranty we make in the warrant indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in number of the relevant series of warrants.

     - We file for bankruptcy or other events of bankruptcy, insolvency or reorganization occur with respect to us.

     - Any other event of default described in the prospectus supplement occurs.

     If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

     Remedies if an Event of Default Occurs. If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the warrant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

     Except in cases of default, where the trustee has special duties, the trustee is not required to take any action under the warrant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability called an indemnity. If reasonable indemnity is provided, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the warrant indenture with respect to the warrants of that series.

     Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant, all of the following must occur:

     - The holder of your warrant must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

     - The holders of not less than 25% in number of all warrants of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the costs and other liabilities of taking that action; and

     - The trustee must not have taken action for 60 days after the above steps have been taken.

     However, you are entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO GIVE NOTICE OR DIRECTION TO OR MAKE A REQUEST OF THE TRUSTEE AND TO MAKE OR CANCEL A DECLARATION OF ACCELERATION.

     We will give to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the warrant indenture and the warrants issued under it, or else specifying any default.

                    GENERAL PROVISIONS OF WARRANT AGREEMENTS

     We may issue debt warrants and universal warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

     We will describe the warrant agreement under which we issue any warrants in your prospectus supplement. Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law. We will file that agreement with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Where You Can Find More Information" below for information on how to obtain a copy of a warrant agreement when it is filed.

     We may also issue universal warrants under the warrant indenture. For these warrants, the applicable provisions of the warrant indenture described above would apply instead of the provisions described in this section.

  WARRANT AGREEMENT WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

     No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

  ENFORCEMENT OF RIGHTS

     The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. Until the warrant is properly exercised, no holder of any warrant will be entitled to any rights of a holder of the warrant property purchasable upon exercise of the warrant.

  FORM, EXCHANGE AND TRANSFER

     Unless we specify otherwise in your prospectus supplement, we will issue each warrant in global -- i.e., book-entry -- form only. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

     In addition, we will issue each warrant in registered form, unless we say otherwise in your prospectus supplement. Bearer warrants would be subject to special provisions, as we describe below under "Considerations Relating to Securities Issued in Bearer Form."

     If any warrants are issued in non-global form, the terms described below will apply to them:

     - The warrants will be issued in fully registered form. Holders may exchange their warrants for certificates representing smaller or larger number of warrants, as long as the total number of warrants is not changed.

     - Holders may exchange or transfer their warrants at the office of the warrant agent. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We may appoint another entity to perform these functions or perform them ourselves.

     - Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any warrants.

     - If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

     Only the depositary will be entitled to transfer or exchange a warrant in global form, because it will be the sole holder of the warrant.

  MERGERS AND SIMILAR EVENTS

     The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our substantially all of our assets to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements. It is possible that this type of transaction may result in a reduction in our credit rating, may reduce our operating results or may impair our financial condition. Holders of our warrants, however, will have no right to vote with respect to any transaction of this type.

  NO EVENTS OF DEFAULT

     The warrant agreements and any warrants issued under the warrant agreements also will not provide for any specific events of default.

  MODIFICATION OF THE WARRANT AGREEMENT

     There are three types of amendments that we and the applicable warrant agent may make to any warrant agreement or warrants issued under that warrant agreement:

     Changes Requiring Approval of All Holders. First, we may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

     - change the exercise price of the warrant;

     - change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant;

     - shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder's right to exercise the warrant; or

     - reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

     Changes Requiring a Majority Vote. Second, any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

     - If the change affects only the warrants of a particular series issued under that warrant agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

     - If the change affects the warrants of more than one series issued under that warrant agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

     Changes Not Requiring Approval. Third, we and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

     - to cure any ambiguity;

     - to cure, correct or supplement any defective or inconsistent provision;
       or

     - to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

     We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

                              PAYMENTS AND NOTICES

     We will describe the plan we will use to make payments and give notices with respect to our warrants issued under the warrant indenture or warrant agreements in a separate supplement to this prospectus.

                               CALCULATION AGENT

     Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of ours. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

     The calculation agent's determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

                 DESCRIPTION OF PURCHASE CONTRACTS WE MAY OFFER

     References to "AIG," "us," "we" or "our" in this section means American International Group, Inc., and does not include the consolidated subsidiaries of American International Group, Inc. Also, in this section, references to "holders" mean those who own purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the purchase contracts should read the section below entitled "Legal Ownership and Book-Entry Issuance."

                                    GENERAL

     We may issue purchase contracts in such amounts and in as many distinct series as we wish. In addition, we may issue a purchase contract separately or as part of a unit, as described below under "Description of Units We May Offer."

     Because this section is a summary, it does not describe every aspect of the purchase contracts. In this summary, we describe the meaning of only some of the more important terms.

     As you read this section, please remember that the specific terms of your purchase contract as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your purchase contract.

     When we refer to a series of purchase contracts, we mean all the purchase contracts issued as part of the same series under the applicable governing instrument. The purchase contracts and any governing documents will be governed by New York law. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the purchase contract you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

  PREPAID PURCHASE CONTRACTS; APPLICABILITY OF DEBT INDENTURE

     Some purchase contracts may require the holders to satisfy their obligations under the contracts at the time the contracts are issued. We refer to those contracts as "prepaid purchase contracts." Our obligation to settle a prepaid purchase contract on the relevant settlement date will be subject to the holder's delivery of one of our senior or subordinated debt securities, which are described above under "Description of Debt Securities We May Offer." Prepaid purchase contracts will be issued under the senior or subordinated debt indenture, and the provisions of the applicable indenture will govern those contracts.

  NON-PREPAID PURCHASE CONTRACTS; NO TRUST INDENTURE ACT PROTECTION

     Some purchase contracts do not require the holders to satisfy their obligations under the contracts until settlement. We refer to those contracts as "non-prepaid purchase contracts." The holder of a non-prepaid purchase contract may remain obligated to perform under the contract for a substantial period of time.

     Non-prepaid purchase contracts will be issued under a unit agreement, if they are issued in units, or under some other document, if they are not. For example, we may issue non-prepaid purchase contracts under which the holder has multiple obligations to purchase or sell, some of which are prepaid and some of which are not, under one of our indentures. We describe unit agreements generally under "Description of Units We May Offer" below. We will describe the particular governing document that applies to your non-prepaid purchase contracts in your prospectus supplement.

     Non-prepaid purchase contracts will not be senior debt securities or subordinated debt securities and will not be issued under an indenture, unless we say otherwise in your prospectus supplement. Consequently, no governing documents for non-prepaid purchase contracts will be qualified as indentures, and no third party will be required to qualify as a trustee with regard to those contracts, under the Trust Indenture Act. Holders of non-prepaid purchase contracts will not have the protection of the Trust Indenture Act with respect to those contracts.

                       PRINCIPAL PURCHASE CONTRACT TERMS

     We may issue purchase contracts for the purchase or sale of, or whose cash value is determined by reference or linked to the performance, level or value of, one or more of the following:

     - securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

     - one or more currencies;

     - one or more commodities;

     - any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

     - one or more indices or baskets of the items described above.

     We refer to each property described above as a "purchase contract property." Each purchase contract will obligate:

     - the holder to purchase or sell, and obligate us to sell or purchase, on specified dates, one or more purchase contract properties at a specified price or prices; or

     - the holder or us to settle the purchase contract by reference to the value, performance or level of one or more purchase contract properties, on specified dates and at a specified price or prices.

     Some purchase contracts may include multiple obligations to purchase or sell different purchase contract properties, and both we and the holder may be sellers or buyers under the same purchase contract. Until a purchase contract is properly exercised, no holder of a purchase contract will have any rights of a holder of the purchase contract property purchasable under the contract.

     An investment in purchase contracts may involve special risks, including risks associated with indexed securities and currency-related risks if the purchase contract or purchase contract property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Risk Factors -- Indexed Securities" and "Risk Factors -- Non-U.S. Dollar Securities."

     Your prospectus supplement may contain, where applicable, the following information about your purchase contract:

     - whether the purchase contract obligates the holder to purchase or sell, or both purchase and sell, one or more purchase contract properties and the nature and amount of each of those properties, or the method of determining those amounts;

     - whether the purchase contract is to be prepaid or not and the governing document for the contract;

     - whether the purchase contract is to be settled by delivery, or by reference or linkage to the value, performance or level of, the purchase contract properties;

     - any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contract;

     - whether the purchase contract will be issued as part of a unit and, if so, the other securities comprising the unit and whether any unit securities will be subject to a security interest in our favor as described below; and

     - whether the purchase contract will be issued in fully registered or bearer form and in global or non-global form.

     If we issue a purchase contract as part of a unit, your prospectus supplement will state whether the contract will be separable from the other securities in the unit before the contract settlement date.

  MARKET-MAKING TRANSACTIONS

     One or more of our subsidiaries may purchase and resell purchase contracts after their initial issuance in market-making transactions. We describe these transactions below under "Plan of Distribution -- Market-Making Resales by Subsidiaries." We may also purchase, in our discretion, purchase contracts to be held, resold or canceled.

  FORM, EXCHANGE AND TRANSFER

     Unless we specify otherwise in your prospectus supplement, we will issue each purchase contract in global -- i.e., book-entry -- form only. Purchase contracts in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the purchase contracts represented by the global security. Those who own beneficial interests in a purchase contract will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under "Legal Ownership and Book-Entry Issuance."

     In addition, we will issue each purchase contract in registered form, unless we say otherwise in your prospectus supplement.

     If any purchase contracts are issued in non-global form, the following will apply to them:

     - The purchase contracts will be issued in fully registered form. Holders may exchange their purchase contracts for contracts of smaller or larger number as long as the total number of contracts is not changed.

     - Holders may exchange or transfer their purchase contracts at the office of the trustee, unit agent or other agent we name in the prospectus supplement. Holders may also replace lost, stolen, destroyed or mutilated purchase contracts at that office. We may appoint another entity to perform these functions or perform them ourselves.

     - Holders will not be required to pay a service charge to transfer or exchange their purchase contracts, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any purchase contracts.

     - If we have the right to redeem, accelerate or settle any purchase contracts before their maturity, and we exercise our right as to less than all those purchase contracts, we may block the transfer or exchange of those purchase contracts during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any purchase contract selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any purchase contract being partially settled.

     Only the depositary will be entitled to transfer or exchange a purchase contract in global form, because it will be the sole holder of the purchase contract.

               ADDITIONAL TERMS OF NON-PREPAID PURCHASE CONTRACTS

     In addition to the general terms described above, a non-prepaid purchase contract may include the following additional terms described below.

  PLEDGE BY HOLDERS TO SECURE PERFORMANCE

     If we specify in your prospectus supplement, the holder's obligations under the purchase contract and governing document will be secured by collateral. In that case, the holder, acting through the unit agent as its attorney-in-fact, if applicable, will pledge the items described below to a collateral agent named in the prospectus supplement, which will hold them, for our benefit, as collateral to secure the holder's obligations. We refer to this as the "pledge" and all the items described below as the "pledged items." The pledge will create in our favor a security interest in the holder's entire interest in and to:

     - any other securities included in the unit, if the purchase contract is part of a unit, or any other property specified in the prospectus supplement;

     - all additions to and substitutions for the pledged items;

     - all income, proceeds and collections received in respect of the pledged items; and

     - all powers and rights owned or acquired later with respect to the pledged items.

     The collateral agent will forward all payments from the pledged items to us, unless the payments have been released from the pledge in accordance with the purchase contract and the governing document. We will use the payments from the pledged items to satisfy the holder's obligations under the purchase contract.

  SETTLEMENT OF PURCHASE CONTRACTS THAT ARE PART OF UNITS

     The following will apply to a non-prepaid purchase contract that is issued together with any of our debt securities as part of a unit. If the holder fails to satisfy its obligations under the purchase contract, the unit agent may apply the principal payments on the debt securities to satisfy those obligations as provided in the governing document. If the holder is permitted to settle its obligations by cash payment, the holder may be permitted to do so by delivering the debt securities in the unit to the unit agent as provided in the governing document.

BOOK-ENTRY AND OTHER INDIRECT OWNERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW TO SETTLE THEIR PURCHASE CONTRACTS.

  FAILURE OF HOLDER TO PERFORM OBLIGATIONS UNDER A NON-PREPAID PURCHASE CONTRACT

     If the holder fails to settle its obligations under a non-prepaid purchase contract as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

  ASSUMPTION OF OBLIGATIONS BY TRANSFEREE

     When the holder of a non-prepaid purchase contract transfers the purchase contract to a new holder, the new holder will assume the obligations of the prior holder with respect to the purchase contract, and the prior holder will be released from those obligations. Under the non-prepaid purchase contract, we will consent to the transfer of the purchase contract, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of the purchase contract.

  MERGERS AND SIMILAR EVENTS

     Purchase contracts that are not prepaid will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations, under these purchase contracts. We will then be relieved of any further obligation under these purchase contracts. Our successor may have a lower credit rating. Holders of our purchase contracts, however, will have no right to vote with respect to any transaction of this type.

  NO EVENTS OF DEFAULT

     Purchase contracts that are not prepaid will not provide for any specific events of default.

                              PAYMENTS AND NOTICES

     We will describe the plan we will use to make payments and give notices with respect to purchase contracts in a separate supplement to this prospectus.

                               CALCULATION AGENT

     Calculations relating to purchase contracts will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may be a subsidiary of ours. The prospectus supplement for a particular purchase contract will name the institution that we have appointed to act as the calculation agent for that purchase contract as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the purchase contract without your consent and without notifying you of the change.

     The calculation agent's determination of any amount of money payable of purchase contract property deliverable with respect to a purchase contract will be final and binding in the absence of manifest error.

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

                       DESCRIPTION OF UNITS WE MAY OFFER

     References to "AIG," "us," "we" or "our" in this section means American International Group, Inc., and does not include the consolidated subsidiaries of American International Group, Inc. Also, in this section, references to "holders" mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in the units should read the section below entitled "Legal Ownership and Book-Entry Issuance."

                                    GENERAL

     We may issue units comprised of any combination of our debt securities, warrants, purchase contracts, preferred stock and common stock. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

     We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. We will describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. As you read this section, please remember that the specific terms of your unit as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your unit.

     When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement. We will identify the series of which your units are a part in your prospectus supplement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the units you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

     The applicable prospectus supplement may describe:

     - the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

     - any provisions of the governing unit agreement that differ from those described below; and

     - any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

     The applicable provisions described in this section, as well as those described under "Description of Debt Securities We May Offer," "Description of Warrants We May Offer," "Description of Purchase Contracts We May Offer," "Description of Preferred Stock We May Offer" and "Description of Common Stock We May Offer," will apply to each unit and to each security included in each unit, respectively.

  UNIT AGREEMENTS WILL NOT BE QUALIFIED UNDER TRUST INDENTURE ACT

     No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

     An investment in units may involve special risks, including risks associated with indexed securities and currency-related risks if the securities comprising the units are linked to an index or are payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under "Risk Factors -- Indexed Securities" and "Risk Factors -- Non-U.S. Dollar Securities."

  MARKET-MAKING TRANSACTIONS

     One or more of our subsidiaries may purchase and resell units after their initial issuance in market-making transactions. We discuss these transactions below under "Plan of Distribution -- Market-Making Resales by Subsidiaries."

  UNIT AGREEMENTS: PREPAID, NON-PREPAID AND OTHER

     We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We may also choose to act as our own unit agent or may appoint one of our subsidiaries to do so. We will identify the unit agreement under which your units will be issued and the unit agent under that agreement in your prospectus supplement.

     If a unit includes one or more purchase contracts and all those purchase contracts are prepaid purchase contracts, we will issue the unit under a "prepaid unit agreement." Prepaid unit agreements will reflect the fact that the holders of the related units have no further obligations under the purchase contracts included in their units. If a unit includes one or more non-prepaid purchase contracts, we will issue the unit under a "non-prepaid unit agreement." Non-prepaid unit agreements will reflect the fact that the holders have payment or other obligations under one or more of the purchase contracts comprising their units. We may also issue units under other kinds of unit agreements, which we will describe in your prospectus supplement. In some cases, we may issue units under one of our indentures.

     A unit agreement may also serve as the governing document for a security included in a unit. For example, a non-prepaid purchase contract that is part of a unit may be issued under and governed by the relevant unit agreement.

     In this prospectus, we refer to prepaid unit agreements, non-prepaid unit agreements and other unit agreements, generally, as "unit agreements." The unit agreements and the units will be governed by New York law. The unit agreement under which we issue your units will be filed, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Where You Can Find More Information" below for information on how to obtain a copy of a unit agreement when it is filed.

                         PRINCIPAL UNIT AGREEMENT TERMS

     The following provisions will generally apply to all unit agreements unless otherwise stated in your prospectus supplement.

  ENFORCEMENT OF RIGHTS

     The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

     Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement or purchase contract under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, warrants and purchase contracts.

     A unit agreement, however, may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, prepaid purchase contracts or warrants issued under an indenture qualified under the Trust Indenture Act, that are included in those units. Limitations of this kind will be described in your prospectus supplement.

  FORM, EXCHANGE AND TRANSFER

     Unless otherwise stated in your prospectus supplement, we will issue each unit in global -- i.e., book-entry -- form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

     In addition, we will issue each unit in registered form, unless we say otherwise in the prospectus supplement. Each unit and all securities comprising the unit will be issued in the same form. If we issue any units in registered, non-global form, the following will apply to them:

     - The units will be issued in fully registered form. Holders may exchange their units for units of smaller or larger number, as long as the total number of units is not changed.

     - Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

     - Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

     - If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or to exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

     Only the depositary will be entitled to transfer or exchange a unit in global form, because it will be the sole holder of the unit.

  MODIFICATION AND WAIVER OF THE UNITS

     There are three types of changes we can make to the unit agreement and the units issued under that unit agreement:

     Changes Requiring Approval of All Holders. First, we may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

     - impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right;

     - impair the right of the holder to purchase or sell, as the case may be, the purchase contract property under any non-prepaid purchase contract issued under the unit agreement, or to require delivery of or payment for that property when due; or

     - reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

     Changes Requiring a Majority Vote. Second, any other change to particular unit agreement and the units issued under that agreement would require the following approval:

     - If the change affects only the units of a particular series, it must be approved by the holders of a majority of the outstanding units of that series.

     - If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

     These provisions regarding changes with majority approval apply to changes affecting any securities issued under a unit agreement, as the governing document.

     Changes Not Requiring Approval. Third, we and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

     - to cure any ambiguity;

     - to correct or supplement any defective or inconsistent provision; or

     - to make any other change that we believe is necessary or desirable and will not adversely affect in any material respect the interests of the affected holders.

     We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect in any material respect a particular unit, even if they adversely affect in any material respect other units. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

     The foregoing applies also to any security issued under a unit agreement, as the governing document.

             ADDITIONAL PROVISIONS OF A NON-PREPAID UNIT AGREEMENT

     In addition to the provisions described above, a non-prepaid unit agreement will include the provisions described below:

  OBLIGATIONS OF UNIT HOLDER

     Each holder of units issued under a non-prepaid unit agreement will:

     - be bound by the terms of each non-prepaid purchase contract included in the holder's units and by the terms of the unit agreement with respect to those contracts; and

     - appoint the unit agent as its authorized agent to execute, deliver and perform on the holder's behalf each non-prepaid purchase contract included in the holder's units.

     The unit agreement for a unit that includes a non-prepaid purchase contract will also include provisions regarding the holder's pledge of collateral and special settlement provisions. These are described above under "Description of Purchase Contracts We May Offer -- Additional Terms of Non-Prepaid Purchase Contracts."

  FAILURE OF HOLDER TO PERFORM OBLIGATIONS

     If the holder fails to settle its obligations under a non-prepaid purchase contract included in a unit as required, the holder will not receive the purchase contract property or other consideration to be delivered at settlement of the purchase contract. Holders that fail to make timely settlement may also be obligated to pay interest or other amounts.

  ASSUMPTION OF OBLIGATIONS BY TRANSFEREE

     When the holder of a unit issued under a non-prepaid unit agreement transfers the unit to a new holder, the new holder will assume the obligations of the prior holder with respect to each purchase contract included in the unit, and the prior holder will be released from those obligations. Under the non-prepaid unit agreement, we will consent to the transfer of the unit, to the assumption of those obligations by the new holder and to the release of the prior holder, if the transfer is made in accordance with the provisions of that agreement.

  MERGERS AND SIMILAR EVENTS

     The non-prepaid unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or firm or to engage in any other transactions. If at any time we merge or consolidate with, or sell substantially all of our assets to, another corporation or firm, the successor corporation or firm will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under the units and the unit agreements. Our successor may have a lower credit rating. Holders of units will have no right to vote with respect to any transaction of this type.

  NO EVENTS OF DEFAULT

     The non-prepaid unit agreements will not provide for any specific events of default.

                              PAYMENTS AND NOTICES

     We will describe the plan we will use to make payments and give notices with respect to our units in a separate supplement to this prospectus.

                  DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

     References to "AIG," "us," "we" or "our" in this section means American International Group, Inc., and does not include the consolidated subsidiaries of American International Group, Inc. Also, in this section, references to "holders" mean those who own shares of preferred stock or depositary shares, as the case may be, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. When we refer to "you" in this section, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. Owners of beneficial interests in shares of preferred stock or depositary shares should read the section below entitled "Legal Ownership and Book-Entry Issuance."

                                    GENERAL

     We may issue preferred stock in one or more series. We may also "reopen" a previously issued series of preferred stock and issue additional preferred stock of that series. In addition, we may issue preferred stock together with other preferred stock, debt securities, warrants, purchase contracts and common stock in the form of units as described above under "Description of Units We May Offer." This section summarizes terms of the preferred stock that apply generally to all series. The description of most of the financial and other specific terms of your series will be in your prospectus supplement. Those terms may vary from the terms described here.

     Because this section is a summary, it does not describe every aspect of the preferred stock and any related depositary shares. As you read this section, please remember that the specific terms of your series of preferred stock and any related depositary shares as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock or any related depositary shares.

     Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our restated certificate of incorporation. Reference to your prospectus supplement means the prospectus supplement describing the specific terms of the preferred stock and any related depositary shares you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

     Our authorized capital stock includes 6,000,000 shares of preferred stock, par value $5.00 per share. The preferred stock will be governed by Delaware law. We do not have any preferred stock outstanding as of the date of this prospectus. The prospectus supplement with respect to any offered preferred stock will describe any preferred stock that may be outstanding as of the date of the prospectus supplement.

  PREFERRED STOCK ISSUED IN SEPARATE SERIES

     The authorized but unissued shares of preferred stock are available for issuance from time to time at the discretion of our board of directors without shareholder approval. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to determine the designations, the powers, preferences and rights and the qualifications, limitations and restrictions of the series, including:

     - dividend rights;

     - conversion or exchange rights;

     - voting rights;

     - redemption rights and terms;

     - liquidation preferences;

     - sinking fund provisions;

     - the serial designation of the series; and

     - the number of shares constituting the series.

     In addition, as described below under "-- Fractional or Multiple Shares of Preferred Stock Issued as Depositary Shares", we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share or multiple of shares of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.

     The rights of holders of preferred stock may be adversely affected by the rights of holders of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples of proper corporate purposes include issuances to obtain additional financing for acquisitions and issuances to officers, directors and employees under their respective benefit plans. Our issuance of shares of preferred stock may have the effect of discouraging or making more difficult an acquisition.

     Preferred stock will be fully paid and nonassessable when issued, which means that our holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Unless otherwise provided in your prospectus supplement, holders of preferred stock will not have preemptive or subscription rights to acquire more stock of AIG.

     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to that series.

  MARKET-MAKING TRANSACTIONS

     One or more of our subsidiaries may purchase and resell preferred stock and depositary shares after their initial issuance in market-making transactions. We describe these transactions below under "Plan of Distribution -- Market-Making Resales by Subsidiaries." We may also purchase, in our discretion, preferred stock and depositary shares to be held, resold or canceled.

  FORM OF PREFERRED STOCK AND DEPOSITARY SHARES

     We may issue preferred stock in book-entry form. Preferred stock in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the shares of preferred stock represented by the global security. Those who own beneficial interests in shares of preferred stock will do so through participants in the depositary's system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. However, beneficial owners of any preferred stock in book-entry form will have the right to obtain their shares in non-global form. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance." All preferred stock will be issued in registered form.

     We will issue depositary shares in book-entry form, to the same extent as we describe above for preferred stock. All depositary shares will be issued in registered form.

                   OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - PREFERRED STOCKHOLDERS' RIGHTS relative to common stockholders, such as the right of preferred stockholders to receive dividends and amounts on our liquidation, dissolution or winding-up before any such amounts may be paid to our common shareholders;

     - Our ability to issue FRACTIONAL OR MULTIPLE SHARES OF PREFERRED STOCK IN THE FORM OF DEPOSITARY SHARES; and

     - Various provisions of the DEPOSIT AGREEMENT, including how distributions are made, how holders vote their depositary shares and how we may amend the Deposit Agreement.

                         PREFERRED STOCKHOLDERS' RIGHTS

  RANK

     Shares of each series of preferred stock will rank senior to our common stock with respect to dividends and distributions of assets. However, we will generally be able to pay dividends and distributions of assets to holders of our preferred stock only if we have satisfied our obligations on our indebtedness then due and payable.

  DIVIDENDS

     Holders of each series of preferred stock will be entitled to receive cash dividends when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends for each series of preferred stock will be stated in your prospectus supplement. Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the prospectus supplement.

  REDEMPTION

     If specified in your prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder's, and may be redeemed mandatorily.

     Any restriction on the repurchase or redemption by us of our preferred stock while there is an arrearage in the payment of dividends will be described in your prospectus supplement.

     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares, including voting rights, will terminate except for the right to receive the redemption price.

  CONVERSION OR EXCHANGE RIGHTS

     Our prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of common stock, another series of preferred stock or other securities or debt or equity securities of third parties.

  LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of AIG, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in your prospectus supplement, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other parity securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other parity securities will share in any distribution of our available assets on a ratable basis in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference and accrued and unpaid dividends.

  VOTING RIGHTS

     The holders of preferred stock of each series will have no voting rights, except:

     - as stated in the prospectus supplement and in the certificate of designations establishing the series; or

     - as required by applicable law.

  FRACTIONAL OR MULTIPLE SHARES OF PREFERRED STOCK ISSUED AS DEPOSITARY SHARES

     We may choose to offer fractional shares or some multiple of shares of our preferred stock, rather than whole individual shares. If we decide to do so, we will issue the preferred stock in the form of depositary shares. Each depositary share would represent a fraction or multiple of a share of the preferred stock and would be evidenced by a depositary receipt.

                               DEPOSIT AGREEMENT

     We will deposit the shares of preferred stock to be represented by depositary shares under a deposit agreement. The parties to the deposit agreement will be:

     - AIG;

     - a bank or other financial institutional selected by us and named in the prospectus supplement, as preferred stock depositary; and

     - the holders from time to time of depositary receipts issued under that deposit agreement.

     Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock, including, where applicable, dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. The depositary receipts will be distributed to those persons purchasing the fractional or multiple shares of preferred stock. A depositary receipt may evidence any number of whole depositary shares.

     We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a current report on Form 8-K. See "Where You Can Find More Information" below for information on how to obtain a copy of the form of deposit agreement.

  DIVIDENDS AND OTHER DISTRIBUTIONS

     The preferred stock depositary will distribute any cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the underlying preferred stock in proportion to the number of depositary shares owned by the holders. The preferred stock depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution. In that event, the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they own.

     The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.

  REDEMPTION OF PREFERRED STOCK

     If we redeem preferred stock represented by depositary shares, the preferred stock depositary will redeem the depositary shares from the proceeds it receives from the redemption. The preferred stock depositary will redeem the depositary shares at a price per share equal to the applicable fraction or multiple of the redemption price per share of preferred stock. Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same date the number of depositary shares representing the redeemed shares of preferred stock. If fewer than all the depositary shares are to be redeemed, the preferred stock depositary will select the depositary shares to be redeemed by lot or ratably or by any other equitable method it chooses.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding, and all rights of the holders of those shares will cease, including voting rights, except the right to receive the amount payable and any other property to which the holders were entitled upon the redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.

  WITHDRAWAL OF PREFERRED STOCK

     Unless the related depositary shares have previously been called for redemption, any holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the preferred stock depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Holders of depositary shares making these withdrawals will be entitled to receive whole shares of preferred stock, but holders of whole shares of preferred stock will not be entitled to deposit that preferred stock under the deposit agreement or to receive depositary receipts for that preferred stock after withdrawal. If the depositary shares surrendered by the holder in connection with withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to that holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

  VOTING DEPOSITED PREFERRED STOCK

     When the preferred stock depositary receives notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the applicable series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the preferred stock depositary to vote the amount of the preferred stock represented by the holder's depositary shares. To the extent possible, the preferred stock depositary will vote the amount of the series of preferred stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the preferred stock depositary determines are necessary to enable the preferred stock depositary to vote as instructed. If the preferred stock depositary does not receive specific instructions from the holders of any depositary shares representing a series of preferred stock, the preferred stock depositary will vote all shares of that series in proportion to the instructions received.

  CONVERSION OF PREFERRED STOCK

     If our prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exercisable or exchangeable for common stock, preferred stock of another series or other securities, or debt or equity securities of one or more third parties, our depositary shares, as such, will not be convertible into or exercisable or exchangeable for any securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the preferred stock depositary with written instructions to instruct us to cause conversion, exercise or exchange of our preferred stock represented by the depositary shares into or for whole shares of common stock, shares of another series of preferred stock or other securities or debt or equity securities of the relevant third party, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, exercise or exchange, we will cause the conversion, exercise or exchange using the same procedures as those provided for conversion, exercise or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted, exercised or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted, exercised or exchanged.

  AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time and from time to time by agreement with the preferred stock depositary.

However, any amendment that imposes additional charges or materially and adversely alters any substantial existing right of the holders of depositary shares will not be effective unless the holders of at least a majority of the affected depositary shares then outstanding approve the amendment. We will make no amendment that impairs the right of any holder of depositary shares, as described above under "-- Withdrawal of Preferred Stock," to receive shares of the related series of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. Holders who retain or acquire their depositary receipts after an amendment becomes effective will be deemed to have agreed to the amendment and will be bound by the amended deposit agreement.

     The deposit agreement will automatically terminate if:

     - all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable; or

     - a final distribution in respect of our preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of AIG.

     We may terminate the deposit agreement at any time, and the preferred stock depositary will give notice of that termination to the recordholders of all outstanding depositary receipts not less than 30 days before the termination date. In that event, the preferred stock depositary will deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipt evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by those depositary shares.

  CHARGES OF PREFERRED STOCK DEPOSITARY; TAXES AND OTHER GOVERNMENTAL CHARGES

     We will pay the fees, charges and expenses of our preferred stock depositary provided in the deposit agreement. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts. If the preferred stock depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

  RESIGNATION AND REMOVAL OF DEPOSITARY

     The preferred stock depositary may resign at any time by giving us notice, and we may remove or replace the preferred stock depositary at any time.

  REPORTS TO HOLDERS

     We will deliver all required reports and communications to holders of the preferred stock to the preferred stock depositary, who will forward those reports and communications to the holders of depositary shares.

  LIMITATION ON LIABILITY OF THE PREFERRED STOCK DEPOSITARY

     The preferred stock depositary will not be liable if we are prevented or delayed by law or any circumstances beyond our control in performing our obligations under the deposit agreement. The obligations of the preferred stock depositary under the deposit agreement will be limited to performance in good faith of its duties under the agreement, and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory and reasonable protection from expenses and liability is furnished. This is called an indemnity. The preferred stock depositary may rely upon written advice of counsel or accountants, upon information provided by holders of depositary receipts or other persons believed to be competent and upon documents believed to be genuine.

                    DESCRIPTION OF COMMON STOCK WE MAY OFFER

     Our authorized capital stock includes 5,000,000,000 shares of common stock. As of March 31, 2003, there were 2,608,397,880 shares of common stock outstanding.

                                    GENERAL

     All of the outstanding shares of our common stock are fully paid and nonassessable. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive:

     - dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends (there are restrictions that apply under applicable insurance laws, however, to the payment of dividends to us by our insurance subsidiaries); and

     - in the event of dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of preferred stock, as provided in our amended and restated certificate of incorporation.

     Each holder of common stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any additional shares of common stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. Additional authorized shares of common stock may be issued without shareholder approval.

  SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     Section 203 of the Delaware General Corporation Law applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

     - before the stockholder became an interested stockholder, our board of directors must have approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

     - on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

     - the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of common stock as reported on the New York Stock Exchange and the dividends per share of common stock declared by us during those periods.

     Shares of common stock are listed on the New York Stock Exchange under the symbol "AIG."

                                                                    COMMON STOCK(A)
                                                              ----------------------------
                                                               HIGH      LOW     DIVIDENDS
                                                              -------   ------   ---------
2000:
  First Quarter.............................................  $ 76.04   $54.29     $.033
  Second Quarter............................................    82.17    67.75      .033
  Third Quarter.............................................    95.69    78.79      .037
  Fourth Quarter............................................   103.69    90.13      .037
2001:
  First Quarter.............................................    96.88    75.12      .037
  Second Quarter............................................    86.51    76.18      .037
  Third Quarter.............................................    87.06    67.05      .042
  Fourth Quarter............................................    86.01    76.74      .042
2002:
  First Quarter.............................................    79.61    70.15      .042
  Second Quarter............................................    75.26    62.84      .042
  Third Quarter.............................................    67.91    51.10      .047
  Fourth Quarter............................................    67.89    52.45      .047
2003:
  First Quarter.............................................    63.50    44.47      .047

---------------

(a) Common stock information for 2000 has been adjusted to reflect a stock split effected as a 50% common stock dividend paid July 28, 2000.

     Subject to the dividend preference of any of our preferred stock that may be outstanding, the holders of common stock will be entitled to receive dividends that may be declared by our board of directors from funds legally available for the payment of dividends. There are restrictions that apply under applicable insurance laws, however, to the payment of dividends to us by our insurance subsidiaries.

                                  RISK FACTORS

INDEXED SECURITIES

     We use the term "indexed securities" to mean debt securities, warrants and purchase contracts whose value is linked to an underlying asset or index, as well as units that include a debt security, warrant or purchase contract of this kind.

  AN INVESTMENT IN INDEXED SECURITIES PRESENTS SIGNIFICANT RISKS NOT ASSOCIATED WITH OTHER TYPES OF SECURITIES

     An investment in indexed securities presents certain significant risks not associated with other types of securities. If we issue indexed securities, we will describe certain risks associated with any such particular indexed security more fully in the applicable pricing supplement. Indexed securities may present a high level of risk, and you may lose your entire investment if you purchase these types of securities.

     The treatment of indexed securities for United States federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Accordingly, you, or your tax adviser, should, in general, be capable of independently evaluating the federal income tax consequences of purchasing an indexed security applicable in your particular circumstances.

  INVESTORS IN INDEXED SECURITIES COULD LOSE PRINCIPAL OR INTEREST

     The principal amount of an indexed security payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract, will be determined by reference to one or more of the following:

     - currencies, including baskets or indices of currencies;

     - commodities, including baskets or indices of commodities;

     - securities, including baskets or indices of securities; or

     - any other index or financial measure, including the occurrence or non-occurrence of any event or circumstances.

     The direction and magnitude of the change in the value of the relevant index will determine either or both the principal amount of an indexed security payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract. The terms of a particular indexed security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Accordingly, if you invest in an indexed security, you may lose all or a portion of the amount invested in such indexed security and may receive no interest on the security.

  MARKET PRICE OF INDEXED SECURITIES INFLUENCED BY MANY UNPREDICTABLE FACTORS

     Several factors, many of which are beyond our control, will influence the value of indexed securities, including:

     - the market price of the index stock or other property, which we call the reference property;

     - the volatility (frequency and magnitude of changes in price) of the reference property;

     - the dividend rate on the reference property;

     - economic, financial, political, regulatory or judicial events that affect markets generally and which may affect the market price of the reference property;

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

     - interest and yield rates in the market; and

     - the time remaining until (a) you can exchange your indexed securities for the reference property, (b) we can call the indexed securities and (c) the indexed securities mature.

     These factors will influence the price that you will receive if you sell your indexed securities prior to maturity. For example, you may have to sell your indexed securities at a substantial discount from the issue price if the market price of the reference property is at, below or not sufficiently above the price of the reference property at pricing.

     You cannot predict the future performance of an index or an indexed security based on its historical performance.

  THE ISSUER OF REFERENCE PROPERTY COULD TAKE ACTIONS THAT MAY ADVERSELY AFFECT AN INDEXED SECURITY

     The issuer of a stock or other security that serves as the reference property or as part of the reference property for an indexed security will, unless otherwise provided in the pricing supplement, have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders of our indexed securities. Any of these actions could adversely affect the value of a security indexed to the reference property.

     The issuer of the reference property is not involved in the offering of the indexed securities in any way and has no obligation to consider your interest as owner of these indexed securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for an indexed security will go to a third-party issuer.

  AN INDEXED SECURITY MAY BE LINKED TO A VOLATILE INDEX, WHICH COULD HURT YOUR INVESTMENT

     Certain indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The expected principal amount payable at maturity, the amount of interest payable on an interest payment date, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract based on a volatile index may vary substantially from time to time. Because the amount payable on an indexed security is generally calculated based on the value of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed securities may be adversely affected by a fluctuation in the level of the relevant index.

     The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these could adversely affect the value of an indexed security.

  AN INDEX TO WHICH A SECURITY IS LINKED COULD BE CHANGED OR BECOME UNAVAILABLE

     Certain indices reference several different currencies, commodities, securities or other financial instruments. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value of the index is calculated. Such an alteration may result in a decrease in the value of or return on an indexed security which is linked to such index.

     An index may become unavailable due to such factors as war, natural disasters, cessation of publication of the index, or suspension of or disruption in trading in the currency or currencies, commodity or commodities, security or securities or other financial instrument or instruments comprising or underlying such index. If an index becomes unavailable, the determination of the amount payable on an indexed security may be delayed or an alternative method may be used to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that such alternative methods of valuation will produce values identical to those

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

which would be produced were the relevant index to be used. An alternative method of valuation may result in a decrease in the value of or return on an indexed security.

     Certain indexed securities are linked to indices which are not commonly utilized or have been recently developed. The lack of a trading history may make it difficult to anticipate the volatility or other risks to which such a security is subject. In addition, there may be less trading in such indices or instruments underlying such indices, which could increase the volatility of such indices and decrease the value of or return on indexed securities relating to them.

  YOU HAVE NO RIGHTS WITH RESPECT TO THE REFERENCE PROPERTY

     As an owner of indexed securities, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to reference property.

  WE MAY ENGAGE IN HEDGING ACTIVITIES THAT COULD ADVERSELY AFFECT THE VALUE OF AN INDEXED SECURITY

     In order to hedge an exposure on a particular indexed security, we may, directly or through our subsidiaries, enter into transactions involving the currencies, commodities, securities, or other financial instruments that underlie the index for that security, or derivative instruments, such as options, on those currencies, commodities, securities or other financial instruments. Transactions of this kind could affect the value of the indexed security in a manner adverse to the investor.

  YOU HAVE NO RIGHT TO ANY OF OUR HEDGING PROFITS

     We may engage in activities to hedge our exposure under an indexed security. We may have profits or losses from these hedging activities. It is possible that we could achieve substantial profits from our hedging transactions while the value of the indexed security may decline. The holders of an indexed security will have no right to any such profit.

  INFORMATION ABOUT INDICES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

     If we issue an indexed security, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

  WE MAY HAVE CONFLICTS OF INTEREST REGARDING AN INDEXED SECURITY

     One or more of our affiliates may have conflicts of interest with respect to some indexed securities. These affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the currencies, commodities, securities, or other financial instruments on which the index is based or in other derivative instruments related to the index. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

     To the extent that one of our affiliates calculates or compiles a particular index or serves as calculation agent with respect to an indexed security, it may have considerable discretion in performing the calculation or compilation. Exercising discretion in this manner could adversely affect the value of or the rate of return on an indexed security based on that index.

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NON-U.S. DOLLAR SECURITIES

THIS PROSPECTUS AND ANY ATTACHED PROSPECTUS SUPPLEMENT (INCLUDING ANY PRICING SUPPLEMENT) DO NOT DESCRIBE ALL THE RISKS OF AN INVESTMENT IN THE SECURITIES DENOMINATED IN OTHER THAN U.S. DOLLARS. YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS ABOUT THE RISKS OF AN INVESTMENT IN THE SECURITIES DENOMINATED IN A CURRENCY, INCLUDING ANY COMPOSITE CURRENCY, OTHER THAN U.S. DOLLARS. IF YOU ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS, THESE SECURITIES ARE NOT AN APPROPRIATE INVESTMENT FOR YOU.

  INFORMATION ABOUT EXCHANGE RATES MAY NOT BE INDICATIVE OF FUTURE PERFORMANCE

     With respect to any security denominated in other than U.S. dollars, the applicable pricing supplement may include a currency supplement on the applicable specified currency. A currency supplement may include historical exchange rates for the specified currency. Information concerning exchange rates is furnished as a matter of information only. You should not regard such information as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

THE INFORMATION SET FORTH IN THIS PROSPECTUS IS APPLICABLE TO YOU ONLY IF YOU ARE A U.S. RESIDENT. WE DISCLAIM ANY RESPONSIBILITY TO ADVISE PROSPECTIVE PURCHASERS WHO ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES, WITH RESPECT TO ANY MATTERS THAT MAY AFFECT THE PURCHASE, HOLDING OR RECEIPT OF PAYMENTS ON THE SECURITIES. IF YOU ARE NOT A U.S. RESIDENT, YOU SHOULD CONSULT YOUR OWN FINANCIAL AND LEGAL ADVISORS WITH REGARD TO SUCH MATTERS.

  AN INVESTMENT IN A NON-U.S. DOLLAR SECURITY INVOLVES CURRENCY-RELATED RISKS

     If you invest in securities that are denominated in other than U.S. dollars, your investment may be subject to significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. These risks include, for example, the possibility of significant changes in rates of exchange between the U.S. dollar and the various foreign currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. These risks depend on events over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies.

  CHANGES IN CURRENCY EXCHANGE RATES CAN BE VOLATILE AND UNPREDICTABLE

     In recent years, rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may be expected to continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security with a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or the settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

  GOVERNMENT POLICY CAN ADVERSELY AFFECT CURRENCY EXCHANGE RATES AND AN INVESTMENT IN A NON-U.S. DOLLAR SECURITY

     Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar-denominated securities is that

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

their U.S. dollar-equivalent yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the dollar and the specified currency. These changes could affect the U.S. dollar equivalent value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to those developments.

     Governments have imposed from time to time and may in the future impose exchange controls or other conditions with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payments in the currency, or to convert the currency at a freely determined market rate, could be limited by governmental actions.

  NON-U.S. DOLLAR SECURITIES WILL PERMIT US TO MAKE PAYMENTS IN DOLLARS IF WE ARE UNABLE TO OBTAIN THE SPECIFIED CURRENCY

     Securities payable in a currency other than U.S. dollars will provide that, if the other currency is not available to us at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars. These circumstances could include the imposition of exchange controls or our inability to obtain the currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be based on the noon buying rate in New York City for cable transfers of the other currency, as published in the H.10 daily update, as of whatever date the exchange rate was then most recently available from the Federal Reserve Bank of New York. The most recently available rate may be for a date substantially before the payment date. As a result, the amount of dollars an investor would receive on the payment date may not reflect currency market conditions at the time of payment.

  PAYMENTS DUE IN OTHER CURRENCIES MAY BE MADE FROM AN OVERSEAS BANK

     Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. Accordingly, payments on securities made in a specified currency other than U.S. dollars are likely to be made from an account with a bank located in the country issuing the specified currency.

     Unless otherwise specified in the applicable pricing supplement, securities denominated in other than U.S. dollars will not be sold in, or to residents of, the country issuing the specified currency in which particular securities are denominated.

  WE WILL NOT ADJUST NON-U.S. DOLLAR SECURITIES TO COMPENSATE FOR CHANGES IN CURRENCY EXCHANGE RATES

     Except as described in your prospectus supplement, we will not make any adjustment or change in the terms of a security payable in a currency other than U.S. dollars in the event of any change in exchange rates for that currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

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

  IN A LAWSUIT FOR PAYMENT ON A NON-U.S. DOLLAR SECURITY, AN INVESTOR MAY BEAR CURRENCY EXCHANGE RISK

     The securities we are offering will be governed by New York law. Under New York law, a New York state court rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a long time.

     In courts outside of New York, investors may not be able to obtain a judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

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

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to registered securities issued in global -- i.e., book-entry -- form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

WHO IS THE LEGAL OWNER OF A REGISTERED SECURITY?

     Each debt security, warrant, purchase contract, unit, share of preferred or common stock in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

  BOOK-ENTRY OWNERS

     Unless otherwise noted in your prospectus supplement, we will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

     Under each indenture, warrant agreement, purchase contract, unit agreement or depositary agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

  STREET NAME OWNERS

     We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

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  LEGAL HOLDERS

     Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- for example, to amend the indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture -- we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

     When we refer to "you" in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

  SPECIAL CONSIDERATIONS FOR INDIRECT OWNERS

     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles securities payments and notices;

     - whether it imposes fees or charges;

     - whether and how you can instruct it to exercise any rights or purchase or sell warrant property under a warrant or purchase contract property under a purchase contract or to exchange or convert a security for or into other property;

     - how it would handle a request for the holders' consent, if ever required;

     - how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

WHAT IS A GLOBAL SECURITY?

     Unless otherwise noted in the applicable pricing supplement, we will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:

     - The Depository Trust Company, New York, New York, which is known as
       "DTC;"

     - Euroclear System, which is known as "Euroclear;"

     - Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream;" and

     - any other clearing system or financial institution named in the prospectus supplement.

     The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through
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

Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

     A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

  SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

     If securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

     - An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "-- Who Is the Legal Owner of a Registered Security?;"

     - An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any warrant agents and unit agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any warrant agents and unit agents also do not supervise the depositary in any way;

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     - The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institution may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

  HOLDER'S OPTION TO OBTAIN A NON-GLOBAL SECURITY; SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Who Is the Legal Owner of a Registered Security?"

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the trustee, warrant agent or unit agent, as applicable, that we wish to terminate that global security; or

     - in the case of a global security representing debt securities or warrants issued under an indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

     If a global security is terminated, only the depositary, and not we, the trustee for any debt securities, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

CONSIDERATIONS RELATING TO DTC

     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds

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

securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

     Purchases of securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC's records. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     Redemption notices will be sent to DTC's nominee, Cede & Co., as the registered holder of the securities. If less than all of the securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

     In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the securities will be made by the relevant trustee to DTC. DTC's usual practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the relevant trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

CONSIDERATIONS RELATING TO EUROCLEAR AND CLEARSTREAM

     Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems

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

could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

  SPECIAL TIMING CONSIDERATIONS RELATING TO TRANSACTIONS IN EUROCLEAR AND CLEARSTREAM

     Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

          CONSIDERATIONS RELATING TO SECURITIES ISSUED IN BEARER FORM

     If we issue securities in bearer, rather than registered, form, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

GENERAL

  TEMPORARY AND PERMANENT BEARER GLOBAL SECURITIES

     If we issue securities in bearer form, and unless otherwise noted in the applicable pricing supplement, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

     - the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under "-- Extensions for Further Issuances;" and

     - the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under "-- U.S. Tax Certificate Required."

Unless we say otherwise in your prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

     - non-global securities in bearer form with interest coupons attached, if applicable; or

     - non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days' prior written notice in accordance with the terms of the securities.
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

  EXTENSIONS FOR FURTHER ISSUANCES

     Without the consent of the trustee, any holders or any other person, we may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we sell additional identical securities. As a result of these extensions, beneficial interests in the temporary bearer global security may not be exchanged for interests in a permanent bearer global security until the 40th day after the additional securities have been distributed and sold.

  U.S. TAX CERTIFICATE REQUIRED

     We will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security or a security in any other form. Also, we will not exchange any portion of a temporary bearer global security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in the portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

     - is not a United States person, as defined below under "-- Limitations on Issuance of Bearer Debt Securities;"

     - is a foreign branch of a United States financial institution purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the U.S. Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

     - is a financial institution holding for purposes of resale during the "restricted period," as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

     No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless we or our agent have received the required tax certificate on its behalf.

     Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer debt securities. We describe these below under "-- Limitations on Issuance of Bearer Debt Securities."

LEGAL OWNERSHIP OF BEARER SECURITIES

     Securities in bearer form are not registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term "holder" in this prospectus with regard to bearer securities, we mean the bearer of those securities.

     The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those

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

securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

     As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, or by the common depositary on their behalf, and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We will pay any amounts owing with respect to a bearer global security only to the common depositary.

     Neither we, the trustee nor any of our agents will recognize any owner of indirect interests as a holder or legal owner. Nor will we, the trustee or any of our agents have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, notices or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own an indirect interest in a bearer global security, you must look only to the common depositary for Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section above entitled "Legal Ownership and Book-Entry Issuance" for more information about holding interests through Euroclear and Clearstream.

PAYMENT AND EXCHANGE OF NON-GLOBAL BEARER SECURITIES

     Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments and deliveries will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

     Non-global bearer securities, with all unmatured coupons relating to the securities, if any, may be exchanged for a like aggregate amount of registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, we will not issue bearer securities in exchange for any registered securities.

     Replacement certificates and coupons for non-global bearer securities will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or deliverable or we or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

     We may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

NOTICES

     If we are required to give notice to the holders of bearer securities, we will do so by publication in a daily newspaper of general circulation in a city in Western Europe. The term "daily newspaper" means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in the relevant city. If these bearer securities are listed on the Luxembourg Stock Exchange and its rules so require, that city will be Luxembourg and that newspaper will be the Luxemburger Wort, unless publication in that newspaper is impractical. A notice of this kind will be presumed to have been received on the date it is first published. If we cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be

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

deemed to be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

     We may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we may omit giving notice by publication.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

     In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period applicable under the Treasury Regulations cited earlier, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

     In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

     We will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the applicable Treasury Regulations described above.

     Bearer debt securities and any coupons will bear the following legend:

    "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1,287(a) of the Internal Revenue Code."

     The sections referred to in this legend provide that, with certain limited exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

     As used in this subsection, the term "bearer debt securities" includes bearer debt securities that are part of units. As used in this section entitled "Considerations Relating to Securities Issued in Bearer Form," "United States person" means a person that is, for U.S. federal income tax law purposes:

     - a citizen or resident of the United States;

     - a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

     - an estate the income of which is subject to United States federal income taxation regardless of its source; or

     - a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

     "United States" means the United States of America, including the States and the District of Columbia, and "possessions" of the United States include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

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

                              PLAN OF DISTRIBUTION

INITIAL OFFERING AND SALE OF SECURITIES

     We may sell securities:

     - to or through underwriting syndicates represented by managing underwriters;

     - through one or more underwriters without a syndicate for them to offer and sell to the public;

     - through dealers or agents; and

     - to investors directly in negotiated sales or in competitively bid transactions.

     Any underwriter or agent involved in the offer and sale of any series of the securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

     The prospectus supplement for each series of securities will describe:

     - the terms of the offering of these securities, including the name of the agent or the name or names of any underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - other specific terms of the particular offering or sale.

     Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the securities being offered by that prospectus supplement.

     Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Underwriters to whom securities are sold by us for public offering and sale are obliged to purchase all of those particular securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

     Any subsidiary of ours, such as AIG Financial Securities Corp., that participates in a particular offering of securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business.

MARKET-MAKING RESALES BY SUBSIDIARIES

     This prospectus may be used by our subsidiaries in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, one of our subsidiaries may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, one of our subsidiaries may act as principal or agent. Our subsidiaries may receive compensation in the form of discounts and commissions from both the purchaser and seller. Our subsidiaries may also engage in transactions of this kind and may use this prospectus for this purpose.
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

     The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter includes securities to be issued after the date of this prospectus, as well as securities previously issued.

     We do not expect to receive any proceeds from market-making transactions. We do not expect that any of our subsidiaries that engage in these transactions will pay any proceeds from market-making resales to us.

     Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

     Unless we or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

     Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may not list a particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering may make a market in those securities. However, no such underwriter that makes a market is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

     Unless otherwise indicated in your prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

     In this prospectus, the term "this offering" means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

                           VALIDITY OF THE SECURITIES

     Unless we state otherwise in any prospectus supplement, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York or by Kathleen E. Shannon, Senior Vice President, Secretary and Deputy General Counsel of AIG and for any underwriters or agents by counsel named in your prospectus supplement. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG common stock and currently beneficially owns less than 1% of the outstanding shares of AIG common stock.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of AIG and subsidiaries incorporated in this prospectus by reference to AIG's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at:

    SEC Public Reference Room
     450 Fifth Street, N.W.
     Washington, D.C. 20549

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

    Please call the SEC at 1-800-SEC-0330 for further information.

     AIG's filings are also available to the public through:

     - The SEC web site at http://www.sec.gov

     - The New York Stock Exchange
      20 Broad Street
      New York, New York 10005

AIG's common stock is listed on the NYSE and trades under the symbol "AIG."

     The SEC allows us to "incorporate by reference" the information AIG files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents below, any filings that we make after the date of the initial filing of this registration statement and prior to the effectiveness of that registration statement and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

     - Annual Report on Form 10-K for the year ended December 31, 2002.

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     - The description of common stock in the registration statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act.

     We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus.

     Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-6293.

                  CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

     We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only AIG's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of AIG's control. It is possible that AIG's actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in AIG's forward-looking statements is contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Cautionary Statement Regarding Forward-Looking Information" in AIG's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated into this prospectus by reference. See "Where You Can Find More Information" above for information about how to obtain a copy of this annual report.

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--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SECURITIES IT DESCRIBES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                                 $5,139,770,000

                       AMERICAN INTERNATIONAL GROUP, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS  (Subject to completion, dated June 11, 2003)

                                 $5,139,770,000

                                   [AIG LOGO]

                              AIG CAPITAL TRUST I
                              AIG CAPITAL TRUST II

                               CAPITAL SECURITIES

    GUARANTEED ON A SUBORDINATED BASIS, AS DESCRIBED IN THIS PROSPECTUS, BY

                       AMERICAN INTERNATIONAL GROUP, INC.

     The AIG Capital Trusts may offer from time to time capital securities guaranteed on a subordinated basis by American International Group, Inc. These capital securities will have an initial public offering price or purchase price of up to $5,139,770,000, although we may increase this amount in the future.

     This prospectus describes some of the general terms that may apply to these securities and the general manner in which they will be offered. The specific terms of any securities to be offered will be included in a supplement to this prospectus. Your prospectus supplement will also describe the specific manner in which we will offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

     As used in this prospectus, except as otherwise specified, the terms "AIG," "we," "us" and "our" refer to American International Group, Inc. We use the term the "AIG Capital Trusts" to refer to the AIG Capital Trusts throughout this prospectus.
                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------

     We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
                             ---------------------

                         AIG FINANCIAL SECURITIES CORP.
                             ---------------------
                The date of this prospectus is           , 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
AMERICAN INTERNATIONAL GROUP, INC. .........................    1
THE AIG CAPITAL TRUSTS......................................    1
USE OF PROCEEDS.............................................    1
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES............    1
INFORMATION ABOUT THE AIG CAPITAL TRUSTS....................    2
DESCRIPTION OF COMMON SECURITIES THE AIG CAPITAL TRUSTS MAY
  OFFER.....................................................    3
DESCRIPTION OF CAPITAL SECURITIES THE AIG CAPITAL TRUSTS MAY
  OFFER.....................................................    4
DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES...............   17
LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE.....................   30
DESCRIPTION OF THE SUBORDINATED GUARANTEES..................   36
RELATIONSHIP AMONG THE CAPITAL SECURITIES AND THE RELATED
  INSTRUMENTS...............................................   39
PLAN OF DISTRIBUTION........................................   40
VALIDITY OF THE SECURITIES..................................   41
EXPERTS.....................................................   41
WHERE YOU CAN FIND MORE INFORMATION.........................   41
CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES
  LITIGATION REFORM ACT OF 1995.............................   42

                             ---------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR INFORMATION CONTAINED IN DOCUMENTS WHICH YOU ARE REFERRED TO BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE ARE OFFERING TO SELL THE SECURITIES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE ON THE FRONT OF THOSE DOCUMENTS, REGARDLESS OF THE TIME OF DELIVERY OF THE DOCUMENTS OR ANY SALE OF THE SECURITIES.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a shelf registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $5,139,770,000. This prospectus provides you with a general description of the securities we may offer.

     Each time we sell capital securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement together with additional information described in the section entitled "Where You Can Find More Information."

     To see more detail, you should read our registration statement and the exhibits filed with our registration statement.

                       AMERICAN INTERNATIONAL GROUP, INC.

     AIG, a Delaware corporation, is a holding company which through its subsidiaries is engaged in a broad range of insurance and insurance-related activities in the U.S. and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities include financial services and retirement savings and asset management.

     AIG's principal executive offices are located at 70 Pine Street, New York, New York 10270, and its telephone number is 212-770-7000.

                             THE AIG CAPITAL TRUSTS

     We, as sponsor, created the AIG Capital Trusts, each of which is a Delaware statutory trust. Each AIG Capital Trust will have a term of approximately 55 years from the date it issues the trust securities, but may terminate earlier as provided in the applicable trust agreement. Each AIG Capital Trust exists solely to:

     - issue and sell its securities;

     - use the proceeds from the sale of its securities to purchase AIG's junior subordinated debentures; and

     - engage in other activities that are necessary, convenient or incidental to the above purposes, such as registering the transfer of its securities.

     The AIG Capital Trusts' principal executive offices are located at 70 Pine Street, New York, New York 10270, and their telephone number is 212-770-7000.

                                USE OF PROCEEDS

     The AIG Capital Trusts will use substantially all proceeds from the sale of trust securities to purchase junior subordinated debentures from us. Unless otherwise set forth in your prospectus supplement, we intend to use the net proceeds from the sale of our junior subordinated debentures for general corporate purposes.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated. For more information on our consolidated ratios of earnings to fixed charges, see our Annual Report on Form 10-K for the year ended December 31, 2002 and our Quarterly

Report for the quarter ended March 31, 2003, both of which are incorporated by reference into this prospectus as described under "Where You Can Find More Information."

THREE MONTHS ENDED
MARCH 31,                 YEAR ENDED DECEMBER 31,
-------------------   --------------------------------
2003         2002     2002   2001   2000   1999   1998
----       --------   ----   ----   ----   ----   ----
3.82         3.91     3.10   2.92   3.59   3.96   3.57

     Earnings represent:

     - Income from operations before income taxes, adjustments for minority interest and income/loss from equity investees plus

     - Fixed charges other than capitalized interest

     - Amortization of capitalized interest

     - The distributed income of equity investees

     less

     - The minority interest in pre-tax income of subsidiaries that do not have fixed charges.

     Fixed charges include:

     - Interest, whether expensed or capitalized

     - Amortization of debt issuance costs

     - One-third of rental expense. Our management believes this is representative of the interest factor.

                    INFORMATION ABOUT THE AIG CAPITAL TRUSTS

     The following description summarizes the formation, purposes and material terms of each AIG Capital Trust. This description is followed by descriptions later in this prospectus of:

     - the capital securities to be issued by each AIG Capital Trust;

     - the junior subordinated debentures to be issued by us to each AIG Capital Trust, and the junior debt indenture under which they will be issued;

     - our subordinated guarantees for the benefit of the holders of the capital securities; and

     - the relationship among the capital securities, the junior subordinated debentures, the expense agreement and the subordinated guarantees.

  FORMATION, PURPOSES AND MATERIAL TERMS

     Before the AIG Capital Trusts issue trust securities, the trust agreement for each AIG Capital Trustee will be amended and restated in its entirety substantially in the form filed as an exhibit to our registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939. The trust securities will be governed by Delaware law. See "Where You Can Find More Information" below for information on how to obtain a copy.

     Each AIG Capital Trust may offer to the public preferred securities representing preferred beneficial interests in the applicable AIG Capital Trust, which we call "capital securities." In addition to the capital securities offered to the public, each AIG Capital Trust will sell common securities representing common ownership interests in such AIG Capital Trust to AIG, which we call "common securities." When we refer to "trust securities" in this prospectus, we mean both the common securities and the capital securities. See "Description of Common Securities the AIG Capital Trusts May Offer" and "Description of Capital Securities the AIG Capital Trusts May Offer" below for more information.

     Because the AIG Capital Trusts will use the proceeds from the sale of its trust securities to purchase AIG's junior subordinated debentures, our junior subordinated debentures will be the sole assets of each AIG Capital Trust, and payments under the junior subordinated debentures owned by each AIG Capital Trust will be its sole source of revenues. Each AIG Capital Trust will use these funds to make any cash payments due to holders of its capital securities. The junior subordinated debentures will be governed by a document we refer to in this prospectus as the "junior debt indenture." See "Description of Junior Subordinated Debentures" below for more information. The payments terms of the junior subordinated debentures will be virtually the same as the terms of each AIG Capital Trust's capital securities.

     Under certain circumstances, we may redeem the junior subordinated debentures that we sold to an AIG Capital Trust. If this happens, the AIG Capital Trust will redeem a like amount of the capital securities which it sold to the public and the common securities which it sold to us. See "Description of Capital Securities the AIG Capital Trusts May Offer -- Rights of Holders of Capital Securities -- Redemption or Exchange" for more information.

     Under certain circumstances, we may terminate an AIG Capital Trust and cause the junior subordinated debentures to be distributed to the holders of the capital securities. If this happens, owners of the capital securities will no longer have any interest in such AIG Capital Trust and will only own the junior subordinated debentures we issued to such AIG Capital Trust.

  ADMINISTRATION OF THE AIG CAPITAL TRUSTS

     The business and affairs of the AIG Capital Trusts will be administered by the property trustee. Unless otherwise specified in your prospectus supplement, the property trustee for each AIG Capital Trust will be The Bank of New York, 101 Barclay Street, New York, New York 10286. The AIG Capital Trusts will each have a Delaware trustee, as required under Delaware law, which is an entity or a natural person that is a resident of the State of Delaware. Unless otherwise specified in your prospectus supplement, the name and address of the Delaware trustee for each AIG Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The AIG Capital Trusts will each have three administrators. Unless otherwise specified in your prospectus supplement, the administrators will be officers, employees or affiliates of AIG and will be named in your prospectus supplement.

     We will pay all fees and expenses related to the organization of the AIG Capital Trusts and the offering of the trust securities. We will also pay all ongoing costs and expenses of the AIG Capital Trusts, except each trust's obligations under the trust securities. Each AIG Capital Trust will also be a party to an expense agreement with AIG. Under the terms of the expense agreement, each AIG Capital Trust will have the right to be reimbursed by us for certain expenses.

       DESCRIPTION OF COMMON SECURITIES THE AIG CAPITAL TRUSTS MAY OFFER

     We will hold directly or indirectly all of the common securities of each of the AIG Capital Trusts. Unless otherwise specified in your prospectus supplement, the common securities will represent an aggregate liquidation amount equal to at least 3% of each AIG Capital Trust's total capitalization. The capital securities will represent the remaining percentage of each AIG Capital Trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. However, if we default in payments due under the junior subordinated debentures owned by an AIG Capital Trust, then distributions, redemption payments and liquidation distributions must be paid to the holders of the capital securities of the applicable AIG Capital Trust before any payments are paid to the holders of the common securities of that trust.

     Only we, as direct or indirect owner of the common securities, can remove or replace the administrators. In addition, we can increase or decrease the number of administrators. Also, we, as direct or indirect holder of the common securities, will generally have the sole right to remove or replace the property trustee and Delaware trustee. However, if we default in payments due on the junior subordinated debentures owned by an AIG Capital Trust, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding capital securities of that trust may remove and replace the property trustee and Delaware trustee for that trust.

       DESCRIPTION OF CAPITAL SECURITIES THE AIG CAPITAL TRUSTS MAY OFFER

     Each AIG Capital Trust may issue only one series of capital securities and one series of common securities pursuant to the trust agreement for each AIG Capital Trust.

     Because this section is a summary, it does not describe every aspect of the capital securities and the trust agreements. This summary is subject to and qualified in its entirety by reference to all the provisions of the trust agreements, including the definitions of certain terms, and those provisions made part of each trust agreement by the Trust Indenture Act. A form of the trust agreement to be used in connection with the issuance of the capital securities and a form of the capital securities are filed as exhibits to our registration statement that includes this prospectus. Wherever particular defined terms of a trust agreement are referred to in this prospectus, those defined terms are incorporated in this prospectus by reference. A copy of the form of the trust agreement is available upon request from the property trustee of the relevant trust.

     This summary also is subject to and qualified by reference to the description of the particular terms of your capital securities described in your prospectus supplement. Those terms may vary from the terms described in this prospectus. Your prospectus supplement relating to the capital securities will be attached to the front of this prospectus.

                                    GENERAL

     Pursuant to the terms of the trust agreement for each AIG Capital Trust, the AIG Capital Trusts will sell capital securities and common securities. The capital securities will represent preferred undivided beneficial interests in the assets of an AIG Capital Trust and will benefit from a subordinated guarantee executed by us for the benefit of the holders of an AIG Capital Trust's capital securities. The guarantee will be made on a subordinated basis and will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the applicable AIG Capital Trust does not have funds on hand available to make such payments. See "Description of the Subordinated Guarantees."

     Each AIG Capital Trust will describe the specific terms of the capital securities it is offering in your prospectus supplement, including:

     - the specific designation, liquidation amount, number to be issued by the AIG Capital Trust and purchase price;

     - the currency or currency units based on or relating to currencies in which distributions and other payments will or may be payable;

     - the distribution rates, or the method by which the rates will be determined, if any;

     - the dates on which any distributions will be payable;

     - any provisions relating to deferral of distribution payments;

     - the places where distributions and other amounts payable on the capital securities will be payable;

     - any repayment, redemption, prepayment or sinking fund provisions;

     - any conversion or exchange provisions;

     - the voting rights, if any, of holders of the capital securities;

     - the terms and conditions, if any, upon which the assets of the AIG Capital Trust may be distributed to holders of the capital securities;

     - any securities exchange on which the capital securities will be listed;

     - any applicable U.S. federal income tax consequences; and

     - any other specific terms of the capital securities.

     If indicated in your prospectus supplement, the terms of the trust agreement for, and capital securities offered by, an AIG Capital Trust may differ from the terms summarized in this prospectus.

                   OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - RIGHTS OF HOLDERS OF CAPITAL SECURITIES, relative to holders of common securities, such as the right of holders of capital securities to receive distributions and amounts on the liquidation, dissolution or winding-up of an AIG Capital Trust;

     - Holders' rights in several SPECIAL SITUATIONS, such as if an AIG Capital Trust merges with another trust or if the holders of trust securities want to amend the trust agreements;

     - Information relating to the TRUSTEES AND ADMINISTRATORS OF THE AIG CAPITAL TRUSTS;

     - Trust securities holders' rights if certain DEFAULTS occur under the trust agreement or we default under the junior debt indenture or experience other financial difficulties; and

     - Certain MISCELLANEOUS matters relating to the conduct and operation of the AIG Capital Trusts, the absence of preemptive rights of the holders of trust securities, notices to holders of trust securities, the payment of expenses and taxes of the AIG Capital Trusts and the form in which the capital securities may be issued.

                    RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  DISTRIBUTIONS

     Distributions on the capital securities will be cumulative and payable at a rate specified in your prospectus supplement. Distributions will accumulate from the date of original issuance and will be payable on the dates specified in your prospectus supplement. Unless otherwise specified in your prospectus supplement, the amount of distributions payable for any period less than a full distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in that period. Distributions to which holders of capital securities are entitled may accumulate additional distributions at the rate per annum if and as specified in your prospectus supplement. The term "distributions" includes these additional distributions unless we state otherwise in your prospectus.

     If provided in your prospectus supplement, so long as no payment default on the junior subordinated debentures owned by an AIG Capital Trust has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an "extension period." If an extension period occurs with respect to the junior subordinated debentures, distributions on the capital securities will be correspondingly deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities. See "Description of Junior Subordinated Debentures -- Option to Defer Interest Payments."

     The revenue of each AIG Capital Trust available for distribution to holders of its capital securities will be limited to payments under the junior subordinated debentures that the AIG Capital Trust will acquire with the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on the junior subordinated debentures, the property trustee will not have funds available to pay distributions on the capital securities. The payment of distributions, if and to the extent the AIG Capital Trust has funds legally available for the payment of distributions and cash sufficient to make payments, is guaranteed by us on a subordinated basis as described under the heading "Description of the Subordinated Guarantees."

  REDEMPTION OR EXCHANGE

     Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any junior subordinated debentures, whether at maturity or upon earlier redemption, as provided in the junior debt indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the trust securities at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the junior subordinated debentures. See "Description of Junior Subordinated Debentures -- Redemption." If less than all of any series of junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the capital securities and the common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the capital securities and the common securities. The redemption price will be payable on each redemption date only to the extent that the AIG Capital Trust has funds then on hand and available in the payment account for the payment of the redemption price.

     We will have the right to redeem any series of junior subordinated debentures:

     - on or after such date as may be specified in your prospectus supplement, in whole at any time or in part from time to time;

     - at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event; or

     - as may be otherwise specified in your prospectus supplement.

     Distribution of Junior Subordinated Debentures. We have the right at any time to terminate any AIG Capital Trust and, after satisfaction of the liabilities of creditors of the AIG Capital Trust as provided by applicable law, cause the junior subordinated debentures with respect to the capital securities and common securities issued by the AIG Capital Trust to be distributed to the holders of the capital securities and common securities in liquidation of the AIG Capital Trust.

     Tax Event or Investment Company Event Redemption. We have rights if certain events, called tax events and investment company events, occur and are continuing. The tax events and investment company events are described under "Description of Junior Subordinated Debentures -- Redemption."

     If a tax event or an investment company event with respect to the capital securities and common securities has occurred and is continuing, we have the right to:

     - redeem the junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of the capital securities and common securities in whole, but not in part, at the redemption price within 90 days following the occurrence of the tax event or investment company event; or

     - liquidate the applicable AIG Capital Trust and cause the junior subordinated debentures to be distributed to holders of the capital securities and common securities in liquidation of the AIG Capital Trust.

     If a tax event has occurred and is continuing with respect to a series of capital securities and common securities and we do not elect to redeem the junior subordinated debentures or liquidate the AIG Capital Trust and cause the distribution of the junior subordinated debenture, such capital securities will remain outstanding and certain additional sums may be payable on the junior subordinated debentures.

     The term "additional sums" means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an AIG Capital Trust on the outstanding capital securities and common securities of such AIG Capital Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which such AIG Capital Trust has become subject as a result of a tax event.

     The term "like amount" means:

     - with respect to a redemption of trust securities of an AIG Capital Trust, trust securities of that series having a liquidation amount equal to the principal amount of junior subordinated debentures to be contemporaneously redeemed in accordance with the junior debt indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

     - with respect to a distribution of junior subordinated debentures to holders of trust securities of an AIG Capital Trust in connection with a dissolution or liquidation of such AIG Capital Trust, junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities with respect to which the distribution is made.

     The term "liquidation amount" means the stated amount per trust security. This amount will be $25 unless another amount is set forth in your prospectus supplement.

     After the liquidation date fixed for any distribution of junior subordinated debentures for any series of capital securities:

     - the series of capital securities will no longer be deemed to be outstanding;

     - The Depository Trust Company, commonly referred to as DTC, or its nominee, as the record holder of the applicable capital securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon the distribution; and

     - any certificates representing the capital securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of the capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the capital securities until the certificates are presented to the administrators or their agent for transfer or reissuance.

  REDEMPTION PROCEDURES

     Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the applicable AIG Capital Trust has funds on hand available for the payment of the redemption price. See also
"-- Subordination of Common Securities."

     If the property trustee gives a notice of redemption with respect to any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distributions payable with respect to the capital securities on or prior to the redemption date and the capital securities will cease to be outstanding. Your prospectus supplement will contain additional information about procedures for redemption of the capital securities.

     In the event that payment of the redemption price with respect to capital securities called for redemption is improperly withheld or refused and not paid either by an AIG Capital Trust or by us pursuant to the applicable subordinated guarantee as described under "Description of the Subordinated Guarantees," distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the applicable AIG Capital Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities, in the open market or by private agreement.

     Payment of the redemption price on the capital securities and any distribution of junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in your prospectus supplement.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

     If less than all of the capital securities and common securities issued by an AIG Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and common securities to be redeemed will be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25, unless a different amount is specified in your prospectus supplement) of the liquidation amount of capital securities. The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption and, consequently, distributions will cease to accrue on the applicable capital securities or portions thereof.

  SUBORDINATION OF COMMON SECURITIES

     Payment of distributions on, and other amounts payable under, the capital securities and the common securities issued by an AIG Capital Trust will be made proportionately based on the liquidation amount of the capital securities and the common securities. However, unless otherwise provided in your prospectus supplement, if on any distribution date or other payment date, an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, no payment of any distribution on, or other amounts payable under, the common securities will be made unless cash payment in full of all accumulated amounts then due and payable with respect to all of the AIG Capital Trust's outstanding capital securities has been made or provided for, and all funds available to the property trustee will first be applied to the cash payment in full of all distributions on, and all other amounts with respect to, capital securities then due and payable. See below under "Description of Junior Subordinated Debentures -- Events of Default" for more information about what constitutes an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust.

     In the case of any event of default under the trust agreement resulting from any failure by us to pay any amounts with respect to the junior subordinated debentures owned by the AIG Capital Trust, we, as the holder of the applicable AIG Capital Trust's common securities, will have no right to act with respect to such event of default under the applicable trust agreement until the effect of all those events of default with respect to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the trust agreement resulting from such payment defaults with respect to the junior subordinated debentures have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of the holders of the common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

  LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to each trust agreement, each AIG Capital Trust will terminate on the first to occur of:

     - the expiration of its term;

     - certain events of bankruptcy, dissolution or liquidation of the holder of the common securities;

     - the distribution of a like amount of the junior subordinated debentures to the holders of its trust securities, if we, as sponsor, in our sole discretion, have given written direction to the property trustee to terminate the applicable AIG Capital Trust;

     - redemption of all of such AIG Capital Trust's capital securities as described above under "-- Redemption or Exchange -- Mandatory Redemption;" and

     - the entry of an order for the dissolution of such AIG Capital Trust by a court of competent jurisdiction.

     If an early termination occurs as described in the second, third and fifth bullet points above, the applicable AIG Capital Trust will be liquidated by the AIG Capital Trust trustees as expeditiously as the AIG Capital Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the AIG Capital Trust as provided by applicable law, to the holders of the trust securities a like amount of the junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrators not to be practical, in which event the holders will be entitled to receive out of the assets of the AIG Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such AIG Capital Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment, which we refer to as the "liquidation distribution." If the liquidation distribution can be paid only in part because the AIG Capital Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the AIG Capital Trust on its capital securities will be paid on a pro rata basis. The holder of the AIG Capital Trust's common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, the capital securities will have a priority over the common securities. See "-- Subordination of Common Securities" above.

  PAYMENT AND PAYING AGENTS

     Your prospectus supplement will specify the manner in which payments of distributions with respect to the capital securities will be made. The paying agent for capital securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the property trustee and the administrators. If the property trustee is no longer the paying agent, the property trustee will appoint a successor (which must be a bank or trust company) reasonably acceptable to the administrators to act as paying agent.

BOOK-ENTRY AND OTHER INDIRECT HOLDERS SHOULD CONSULT THEIR BANKS, BROKERS OR OTHER FINANCIAL INSTITUTIONS FOR INFORMATION ON HOW THEY WILL RECEIVE PAYMENTS.

  REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

     Holders will not be required to pay a service charge to transfer or exchange their capital securities, but they may be required to pay for any tax or other governmental charges associated with such transfer or exchange.

     The registrar shall not be required to:

     - issue, register the transfer of or exchange any capital securities during a period beginning at the opening of business 15 days before the day of selection for redemption of capital securities and ending at the close of business on the day of mailing of the relevant notice of redemption; or

     - register the transfer of or exchange any capital security so selected for redemption in whole or in part, except, in the case of any such capital security to be redeemed in part, any portion thereof not to be redeemed.

                               SPECIAL SITUATIONS

  MERGERS AND SIMILAR EVENTS RELATING TO THE AIG CAPITAL TRUSTS

     An AIG Capital Trust may not merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable trust agreement. An AIG Capital Trust may, at the request of the holders of its common securities and with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding capital securities, merge with or into, consolidate or amalgamate with, be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, an entity organized as a trust under the laws of any state of the U.S., so long as:

     - the successor entity either:

      -- agrees to be legally responsible for all the obligations of the AIG
         Capital Trust under the trust agreement and the capital securities, or

      -- substitutes for the capital securities of that AIG Capital Trust other securities having substantially the same terms as those capital securities so long as the successor securities have the same priority as the capital securities with respect to distributions and payments upon liquidation, redemption and otherwise;

     - the successor entity has a trustee possessing the same powers and duties as the property trustee;

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect in any material respect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities);

     - the successor entity has a purpose substantially identical to that of the AIG Capital Trust;

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the property trustee and Delaware trustee have received an opinion from counsel experienced in these matters to the effect that:

      -- the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect in any material respect the rights, preferences and privileges of the holders of the capital securities (including any successor capital securities) of that AIG Capital Trust, and

      -- following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the AIG Capital Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

     - AIG or any permitted transferee to whom AIG has transferred the common securities owns, directly or indirectly, all of the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the successor securities at least to the extent provided by the applicable subordinated guarantee with respect to the capital securities.

     An AIG Capital Trust may not, except with the consent of holders of 100% in aggregate liquidation amount of the capital securities of that AIG Capital Trust, merge with or into, consolidate or amalgamate with, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to merge with or into, consolidate or amalgamate with, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the AIG Capital Trust or the successor entity to be taxable as a corporation for U.S. federal income tax purposes.

  VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENTS

     Except as provided in this section and below under "-- Trustees and Administrators of the AIG Capital Trusts -- Removal of AIG Capital Trustees; Appointment of Successors" and "Description of the Subordinated
Guarantees -- Additional Information Relating to the Subordinated
Guarantees -- Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

     There are three types of changes holders of the trust securities can make to a trust agreement and the capital securities issued under that trust agreement.

     Changes Requiring Approval of All Holders of Trust Securities and the Property Trustee. First, there are changes that cannot be made to your capital securities without the consent of each holder of trust securities affected by the change under a trust agreement and the property trustee:

     - change the amount or timing of any distribution on the trust securities or otherwise adversely affect in any material respect the amount of any distribution required to be made with respect to the trust securities as of a specified date; or

     - restrict the right of a holder of trust securities to institute suit for the enforcement of payment of any distribution on the trust securities on or after such date.

     Changes Requiring Approval of the Holders of Common Securities and the Property Trustee. The second type of change to the trust agreement and the capital securities is the kind that does not require the consent of any holders of capital securities. This type of change is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the capital securities. Such changes may be made to:

     - cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, provided that the amendment will not adversely affect in any material respect the interests of any holder of trust securities; or

     - modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the AIG Capital Trust will not be taxable as a corporation for United States federal income tax purposes or to ensure that the AIG Capital Trust will not be required to register as an "investment company" under the Investment Company Act of 1940.

     Any amendment of the trust agreement and the capital securities without the consent of the holders of the capital securities will become effective when notice of the amendment is given to the holders of trust securities.

     Changes Requiring Consent of a Majority of Holders of Capital
Securities. The third type of change to the trust agreements and the capital securities is the kind that requires the consent of at least a majority in aggregate liquidation amount of the outstanding capital securities. Each trust agreement may be amended by the holders of at least a majority in aggregate liquidation amount of the common securities and the property trustee so long as holders representing at least a majority in aggregate liquidation amount of the outstanding capital securities consent. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the capital securities.

     Further Details Concerning Voting. Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each registered holder of capital securities in the manner set forth in the applicable trust agreement.

     No vote or consent of the holders of capital securities will be required to redeem and cancel the capital securities in accordance with the applicable trust agreement.

     Any capital securities that are owned by us or any of our affiliates will, for purposes of a vote or consent under any of the circumstances described above, be treated as if they were not outstanding.

     The property trustee may not take any of the actions referenced above in this subsection until the Delaware trustee and the property trustee receive of an opinion of counsel that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the AIG Capital Trust to be taxable as a corporation for U.S. federal income tax purposes or affect the AIG Capital Trust's exemption from status as an "investment company" under the Investment Company Act of 1940.

     Details Concerning Voting and the Junior Subordinated Debentures. So long as any junior subordinated debentures are held by an AIG Capital Trust, the property trustee will not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the junior debt indenture, which we refer to as the "indenture trustee,"

     - waive any past default that may be waived under the junior debt indenture unless all defaults have been cured and all payment obligations have been made current,

     - exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal amount of the junior subordinated debentures unless all defaults have been cured and a sum sufficient to pay all amounts then owing has been deposited with the indenture trustee, or

     - consent to any amendment, modification or termination of the junior debt indenture or junior subordinated debentures, where consent is required,

without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate liquidation amount of the outstanding capital securities. However, if a consent under the junior debt indenture would require the consent of each holder of the junior subordinated debentures affected, no consent will be given by the property trustee without the prior consent of each holder of capital securities. See "Description of Junior Subordinated Debentures -- Events of Default" for more information.

     The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the capital securities issued by an AIG Capital Trust except by subsequent vote of the holders of the capital securities.

     The property trustee may not take any of the actions referenced above until it receives an opinion of counsel that the amendment or the exercise of any power granted to the Delaware trustee and the property trustee in accordance with the amendment will not cause the AIG Capital Trust to be taxable as a corporation for U.S. federal income tax purposes.

             TRUSTEES AND ADMINISTRATORS OF THE AIG CAPITAL TRUSTS

  INFORMATION CONCERNING THE TRUSTEES

     The business and affairs of the AIG Capital Trusts will be administered by the property trustee. Unless otherwise specified in your prospectus supplement, the property trustee for each AIG Capital Trust will be The Bank of New York, 101 Barclay Street, New York, New York 10286. For information concerning the relationships between The Bank of New York and us, see "-- Our Relationship with the Property Trustee" below.

     The property trustee will have various duties and powers, including, but not limited to, the delivery of certain notices to the holders of trust securities, the collection of payments made on the junior subordinated debentures and the making of distributions to the holders of the trust securities. Unless otherwise specified in your prospectus supplement, the property trustee will act as registrar, transfer agent and paying agent with respect to the capital securities. The duties and obligations of the property trustee will be governed by the applicable trust agreement.

     The property trustee, other than during the occurrence and continuance of an event of default under the applicable trust agreement undertakes to perform only those duties specifically set forth in each trust agreement or provided by the Trust Indenture Act and, after an event of default under a trust agreement has occurred that has not been cured or waived, must exercise the rights and powers vested in it by the applicable trust agreement for the benefit of the holders of trust securities using the same degree of care and skill as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the rights or powers vested in it by the applicable trust agreement, other than those vested in it upon the occurrence of an event of default under a trust agreement, at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred in complying with the request or direction. See "-- Events of Default" below for more information about what constitutes an event of default under a trust agreement.

     The AIG Capital Trusts will each have a Delaware trustee for the sole and limited purpose of fulfilling the requirements of the laws of the State of Delaware and for taking such actions as are required to be taken by the laws of the State of Delaware. The Delaware trustee must be an entity or a natural person that is a resident of the State of Delaware. Unless otherwise specified in your prospectus supplement, the name and address of the Delaware trustee for each AIG Capital Trust will be The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

  INFORMATION CONCERNING THE ADMINISTRATORS

     The AIG Capital Trusts will each have three administrators. Unless otherwise specified in your prospectus supplement, the administrators will be officers, employees or affiliates of AIG and will be named in your prospectus supplement. The administrators will have various duties and powers including, but not limited to, executing documents in connection with the sale of the trust securities and the purchase of the junior subordinated debentures, executing the trust securities on behalf of the AIG Capital Trusts and assisting in the compliance with state and federal securities laws.

     Only AIG, as the owner of the common securities, can remove or replace the administrators. In addition, AIG can increase or decrease the number of administrators.

  REMOVAL OF AIG CAPITAL TRUSTEES; APPOINTMENT OF SUCCESSORS

     The holders of at least a majority in aggregate liquidation amount of the outstanding capital securities may remove the property trustee or the Delaware trustee if an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due. If a property trustee or Delaware trustee is removed by the holders of the outstanding capital securities, the successor may be appointed by the holders of at least a majority in liquidation amount of the outstanding capital securities. If a property trustee or Delaware trustee resigns, the resigning property trustee or Delaware trustee will appoint its successor. If a resigning property trustee or Delaware trustee fails to appoint a successor and if an event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures when due, the holders of at least a majority in liquidation amount of the outstanding capital securities may appoint a successor; otherwise, the holder of the common securities may appoint a successor. If a successor has not been appointed by the holders, any holder of capital securities or common securities or the property trustee or the Delaware trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware trustee must meet the applicable requirements of Delaware law. Any property trustee must be a national- or state-chartered bank and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of a property trustee or Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

  MERGER OR CONSOLIDATION OF AIG CAPITAL TRUSTEES

     Any entity into which a property trustee or Delaware trustee is merged or converted or with which it is consolidated, or any entity resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of that property trustee or Delaware trustee under each trust agreement, provided it is otherwise qualified and eligible.

  OUR RELATIONSHIP WITH THE PROPERTY TRUSTEE

     The Bank of New York is one of our lenders and from time to time provides other banking services to us and our subsidiaries.

     The Bank of New York is initially serving as the trustee for our senior debt securities, our subordinated debt securities and the warrants issued under our warrant indenture, as well as the trustee under the amended and restated trust agreements and subordinated guarantees. Consequently, if an actual or potential event of default occurs with respect to any of these securities or a trust agreement or subordinated guarantee, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures or trust agreements, and we would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

                               EVENTS OF DEFAULT

     You will have special rights if an event of default with respect to your capital security occurs and is continuing, as described in this subsection.

     What is an Event of Default? Each of the following is an event of default under a trust agreement:

     - the occurrence of an event of default with respect to the junior subordinated debentures held by the applicable AIG Capital Trust. For more information, see "Description of Junior Subordinated
       Debentures -- Events of Default;"

     - default by the applicable AIG Capital Trust in the payment of any distribution on the capital securities when it becomes due and payable, and continuation of the default for a period of 30 days;

     - default by the applicable AIG Capital Trust in the payment of any redemption price of any trust security issued pursuant to its trust agreement when it becomes due and payable and the continuation of the default for a period of five days; or

     - the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee or all or substantially all of its property if a successor property trustee has not been appointed within 90 days of the event.

     Within five business days after the occurrence of any event of default under the trust agreement actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust securities and the administrators, unless the event of default under the trust agreement has been cured or waived. In addition, the property trustee will notify each holder of the capital securities of any notice of default received by it with respect to the junior subordinated debentures.

     We, as sponsor, and the administrators are required to file annually with the property trustee a certificate as to whether or not the applicable AIG Capital Trust is in compliance with all the conditions and covenants under its trust agreement.

     If an event of default with respect to the junior subordinated debentures has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures owned by an AIG Capital Trust when due, the capital securities issued by that AIG Capital Trust will have a preference over the common securities issued by the AIG Capital Trust with respect to payments of any amounts with respect to the capital securities as described above under "-- Rights of Holders of Capital
Securities -- Subordination of Common Securities." THE EXISTENCE OF AN EVENT OF DEFAULT DOES NOT ENTITLE THE HOLDERS OF CAPITAL SECURITIES TO ACCELERATE THE MATURITY OF THE CAPITAL SECURITIES OR DEMAND EARLY REPAYMENT OF THE CAPITAL SECURITIES.

                                 MISCELLANEOUS

  CONDUCT AND OPERATION OF THE TRUST

     The administrators and the property trustee of each AIG Capital Trust are authorized and directed to conduct the affairs of, and to operate, the applicable AIG Capital Trust in such a way that the AIG Capital Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxed as a corporation for U.S. federal income tax purposes and so that the junior subordinated debentures owned by the applicable AIG Capital Trust will be treated as indebtedness of AIG for U.S. federal income tax purposes. In this regard, the property trustee and the holders of common securities are authorized to take any action, not inconsistent with applicable law or the certificate of trust or the trust agreement of the applicable AIG Capital Trust, that the property trustee and the holders of common securities determine in their discretion to be necessary or desirable for those purposes, as long as the action does not materially adversely affect the interests of the holders of the capital securities of the applicable AIG Capital Trust.

     The AIG Capital Trusts may not borrow money, issue debt or mortgage or pledge any of their assets.

  PREEMPTIVE RIGHTS

     Holders of the trust securities have no preemptive or similar rights.

  NOTICES

     The property trustee will send notices regarding the capital securities only to holders, using their addresses as listed in the trustee's records. With respect to who is deemed a "holder" for this purpose, see "Legal Ownership and Book-Entry Issuance."

  EXPENSES AND TAXES

     In the junior subordinated debentures owned by an AIG Capital Trust, we, as borrower, will agree to pay all debts and other obligations, other than with respect to the capital securities issued by an AIG Capital Trust, and all costs and expenses of an AIG Capital Trust and to pay any and all taxes and all costs and expenses with respect to those taxes, other than U.S. withholding taxes, to which an AIG Capital Trust might become subject. The foregoing obligations under the junior subordinated debentures owned by an AIG Capital Trust are for the benefit of, and shall be enforceable by, any person to whom any of those debts, obligations, costs, expenses and taxes payable by an AIG Capital Trust are owed, whether or not that person has received notice of the debts, obligations, costs, expenses or taxes. Any such person may enforce these obligations directly against us, and we will irrevocably waive any right or remedy to require that person to take any action against an AIG Capital Trust or any other person before proceeding against us. We will also agree in the junior subordinated debentures owned by an AIG Capital Trust to execute additional agreements necessary or desirable to give full effect to the foregoing.

  GLOBAL CAPITAL SECURITIES

     Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which the liquidation amount of and premium, if any, and distributions on capital securities will be payable, are discussed in more detail under the heading "Legal Ownership and Book-Entry Issuance."

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will be governed by a supplemental indenture to our subordinated indenture, and will be a contract between AIG and the indenture trustee, which will initially be The Bank of New York. We refer to such supplemental indenture as the junior debt indenture in this prospectus.

     The indenture trustee has two main roles:

     1. The indenture trustee can enforce the rights of holders against us if we default on our obligations under the terms of the junior debt indenture or the junior subordinated debentures. There are some limitations on the extent to which the indenture trustee acts on behalf of holders, described below under "-- Events of Default -- Remedies If an Event of Default Occurs."

     2. The indenture trustee performs administrative duties for us, such as sending interest payments to holders and notices, and transferring a holder's junior subordinated debentures to a new buyer if a holder sells.

     The junior debt indenture and its associated documents contain the full legal text of the matters described in this section. The junior debt indenture and the junior subordinated debentures are governed by New York law. A copy of our subordinated indenture is an exhibit to our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

                                    GENERAL

     We may issue as many distinct series of junior subordinated debentures under the junior debt indenture as we wish. The provisions of the junior debt indenture allow us not only to issue junior subordinated debentures with terms different from those previously issued, but also to "reopen" a previous issue of a series of junior subordinated debentures and issue additional junior subordinated debentures of that series.

     This section summarizes the material terms of the junior subordinated debentures that are common to all series, although the prospectus supplement may also describe differences from the material terms summarized here.

     Because this section is a summary, it does not describe every aspect of the junior subordinated debentures. This summary is subject to and qualified in its entirety by reference to all the provisions of the junior debt indenture, including definitions of certain terms used in the junior debt indenture. In this summary, we describe the meaning of only some of the more important terms. You must look to the junior debt indenture for the most complete description of what we describe in summary form in this prospectus.

     The prospectus supplement relating to any offered junior subordinated debentures will describe the following terms of the series:

     - the title of the series of the junior subordinated debentures;

     - any limit on the aggregate principal amount of the junior subordinated debentures;

     - the date or dates on which the junior subordinated debentures will mature;

     - the rate or rates, which may be fixed or variable per annum, at which the junior subordinated debentures will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

     - the dates on which interest, if any, on the junior subordinated debentures will be payable and the regular record dates for the interest payment dates;

     - our right, if any, to defer or extend an interest payment date;

     - any mandatory or optional sinking funds or similar provisions;

     - any additions, modifications or deletions in the events of default under the junior debt indenture or covenants of AIG specified in the junior debt indenture with respect to the junior subordinated debentures;

     - the date, if any, after which and the price or prices at which the junior subordinated debentures may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

     - if other than denominations of $25 and any of its integral multiples, the denominations in which the junior subordinated debentures will be issuable;

     - the currency of payment of principal, premium, if any, and interest on the junior subordinated debentures;

     - the applicability of the provisions described under "-- Defeasance" below;

     - any event of default under the junior subordinated debentures if different from those described under "-- Events of Default" below;

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

     - the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

     - the form of trust agreement, guarantee agreement and expense agreement, if applicable;

     - the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of AIG in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

     - any other special feature of the junior subordinated debentures.

                   OVERVIEW OF REMAINDER OF THIS DESCRIPTION

     The remainder of this description summarizes:

     - ADDITIONAL MECHANICS relevant to the junior subordinated debentures under normal circumstances, such as how holders transfer ownership and where we make payments;

     - Our OPTION TO DEFER INTEREST PAYMENTS on the junior subordinated debentures;

     - Our right to REDEEM the junior subordinated debentures;

     - Holders' rights in several SPECIAL SITUATIONS, such as if we merge with another company or if we want to change a term of the junior subordinated debentures;

     - SUBORDINATION PROVISIONS that may prohibit us from making payment on the junior subordinated debentures;

     - Our right to release ourselves from all or some of our obligations under the junior subordinated debentures and the junior debt indenture by a process called DEFEASANCE;

     - Holders' rights if we DEFAULT or experience other financial difficulties;

     - Our ability to CONVERT OR EXCHANGE junior subordinated debentures into junior subordinated debentures of another series or capital securities of another series; and

     - AGREEMENTS CONTAINED IN THE JUNIOR DEBT INDENTURE included for the benefit of the holders of the junior subordinated debentures.

                              ADDITIONAL MECHANICS

  FORM, EXCHANGE AND TRANSFER

     Unless we specify otherwise in the prospectus supplement, the junior subordinated debentures will be issued:

     - only in fully registered form; and

     - in denominations that are even multiples of $25.

     Unless the junior subordinated debentures are distributed to the holders of the trust securities, all of the junior subordinated debentures will be held solely by an AIG Capital Trust. The following provisions only apply if there is a distribution of the junior subordinated debentures to holders of the trust securities. The circumstances under which the junior subordinated debentures may be exchanged for trust securities is described under "Description of Capital Securities the AIG Capital Trusts May Offer -- Rights of Holders of Capital Securities -- Redemption or Exchange."

     If a junior subordinated debenture is issued as a global junior subordinated debenture, only the depositary -- e.g., DTC Euroclear and Clearstream, each as defined below under "Legal Ownership and Book-Entry Issuance" -- will be entitled to transfer and exchange the junior subordinated debenture as described in this subsection, since the depositary will be the sole holder of that junior subordinated debenture. Those who own beneficial interests in a global security do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry procedures below under "Legal Ownership and Book-Entry Issuance."

     Holders may have their junior subordinated debentures broken into more junior subordinated debentures of smaller denominations of not less than $25 or combined into fewer junior subordinated debentures of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

     Subject to the restrictions relating to junior subordinated debentures represented by global securities, holders may exchange or transfer junior subordinated debentures at the office of the indenture trustee. They may also replace lost, stolen or mutilated junior subordinated debentures at that office. The indenture trustee acts as our agent for registering junior subordinated debentures in the names of holders and transferring junior subordinated debentures. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers. The indenture trustee's agent may require an indemnity before replacing any junior subordinated debentures.

     Holders will not be required to pay a service charge to transfer or exchange junior subordinated debentures, but holders may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

     If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

     In the event of any redemption, neither we nor the indenture trustee will be required to:

     - issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

     - transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

  PAYMENT AND PAYING AGENTS

     Your prospectus supplement will specify the manner in which payments will be made. The paying agent for the junior subordinated debentures will initially be the indenture trustee.

  NOTICES

     We and the indenture trustee will send notices regarding the junior subordinated debentures only to holders, using their addresses as listed in the indenture trustee's records.

                       OPTION TO DEFER INTEREST PAYMENTS

     If provided in your prospectus supplement, so long as no event of default with respect to the junior subordinated debentures owned by an AIG Capital Trust has occurred and is continuing as a result of any failure by us to pay any amounts with respect to the junior subordinated debentures, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for an extension period of up to the number of consecutive interest payment periods specified in your prospectus supplement. The extension period is subject to the terms, conditions and covenants, if any, specified in your prospectus supplement and may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in your prospectus supplement.

     As a consequence of any such deferral, distributions on the capital securities would be deferred by the AIG Capital Trust during the extension period. However, the capital securities would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement. During any applicable extension period, we may not:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

     - make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the junior subordinated debentures other than:

      -- repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction or business combination;

      -- as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of AIG) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

      -- the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

      -- any declaration of a dividend in connection with any stockholders' rights plan, or the issuance of rights, stock or other property under any stockholders' rights plan, or the redemption or repurchase of rights in accordance with any stockholders' rights plan; or

      -- any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

     Prior to the termination of any applicable extension period, we may further defer the payment of interest.

                                   REDEMPTION

     Unless otherwise indicated in the applicable prospectus supplement, we may, at our option redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

     Except as otherwise specified in the applicable prospectus supplement, if a tax event or an investment company event of the kind described below with respect to a series of junior subordinated debentures has occurred and is continuing, we may, at our option redeem that series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     An "investment company event" means the receipt by an AIG Capital Trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

     A "tax event" means the receipt by us and the AIG Capital Trust of an opinion of independent counsel, experienced in tax matters, to the effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

     - the AIG Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the junior subordinated debentures;

     - interest payable by us on the junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

     - the AIG Capital Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     As used above, the term "tax change" means any of the following:

     - any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the U.S. or of any political subdivision or taxing authority of or in the U.S., if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

     - any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

     Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

                               SPECIAL SITUATIONS

  MERGERS AND SIMILAR EVENTS

     We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another firm, or to buy or lease substantially all of the assets of another firm. However, we may not take any of these actions unless all the following conditions are met:

     - When we merge or consolidate out of existence or sell or lease substantially all of our assets, the other firm may not be organized under a foreign country's laws, that is, it must be a corporation, partnership or trust organized under the laws of a state of the U.S. or the District of Columbia or under federal law, and it must agree to be legally responsible for the junior subordinated debentures.

     - The merger, sale of assets or other transaction must not cause a default on the junior subordinated debentures, and we must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

     If the conditions described above are satisfied with respect to any series of junior subordinated debentures, we will not need to obtain the approval of the holders of those junior subordinated debentures in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control but in which we do not merge or consolidate and any transaction in which we sell less than substantially all of our assets. It is possible that this type of transactions may result in a reduction in our credit rating or may reduce our operating results or impair our financial condition. Holders of our junior subordinated debentures, however, will have no approval right with respect to any transaction of this type.

  MODIFICATION AND WAIVER OF THE JUNIOR SUBORDINATED DEBENTURES

     Unless and until the junior subordinated debentures are distributed to the holders of the trust securities, the property trustee of an AIG Capital Trust has agreed not to consent to any amendment or modification of the junior debt indenture or the junior subordinated debentures without the consent of the holders of the capital securities that would be required if the holders of the capital securities held the junior subordinated debentures. For a discussion of the actions the property trustee may take with respect to the junior subordinated debentures, see "Description of Capital Securities the AIG Capital Trusts May Offer -- Special Situations -- Voting Rights; Amendment of the Trust Agreements -- Details Concerning Voting and the Junior Subordinated Debentures." As a result, all references to "holder" should be understood to refer to the "holders" of capital securities.

     There are four types of changes we can make to the junior debt indenture and the junior subordinated debentures issued under that indenture.

     Changes Requiring Approval of All Holders. First, there are changes that cannot be made to the junior subordinated debentures without specific approval of each holder of a junior subordinated debenture affected by the change under junior subordinated debenture. Following is a list of those types of changes:

     - change the stated maturity of the principal or interest on a junior subordinated debenture;

     - reduce any amounts due on a junior subordinated debenture;

     - reduce the amount of principal payable upon acceleration of the maturity of a junior subordinated debenture (including the amount payable on an original issue discount security) following a default;

     - change the currency of payment on a junior subordinated debenture;

     - impair a holder's right to sue for payment;

     - reduce the percentage of holders of junior subordinated debentures whose consent is needed to modify or amend the junior debt indenture;

     - reduce the percentage of holders of junior subordinated debentures whose consent is needed to waive compliance with certain provisions of the junior debt indenture or to waive certain defaults;

     - modify any other aspect of the provisions dealing with modification and waiver of the junior debt indenture;

     and provided that, in the case of junior subordinated debentures, so long as any of the applicable capital securities remain outstanding,

     - no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior debt indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior debt indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding capital securities affected unless and until the principal of the junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied; and

     - where a consent under the junior debt indenture would require the consent of each holder of junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of capital securities.

     We may, with the indenture trustee's consent, execute, without the consent of any holder of junior subordinated debentures or trust securities, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

     Changes Requiring a Majority Vote. The second type of change to the junior debt indenture and the junior subordinated debentures is the kind that requires a vote in favor by holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures. We may also obtain a waiver of a past default from the holders of junior subordinated debentures owning a majority of the principal amount of the particular series affected. However, we cannot obtain a waiver of a payment default or any other aspect of the junior debt indenture or the junior subordinated debentures listed in the first category described above under "--Changes Requiring Approval of All Holders" unless we obtain the individual consent of each holder to the waiver.

     Changes Not Requiring Approval. The third type of change does not require any vote by holders of junior subordinated debentures or trust securities. This type is limited to clarifications and certain other changes that would not adversely affect in any material respect holders of the junior subordinated debentures.

     We may also make changes or obtain waivers that do not adversely affect in any material respect a particular junior subordinated debenture, even if they affect other junior subordinated debentures. In those cases, we do not need to obtain the approval of the holder of that junior subordinated debenture; we need only obtain any required approvals from the holders of the affected junior subordinated debentures or trust securities.

     Modification of Subordination Provisions. We may not modify the subordination provisions of the junior debt indenture in a manner that would adversely affect in any material respect the outstanding junior debt indentures of any one or more series, without the consent of the holders of a majority in principal amount of all affected series, voting together as one class.

                            SUBORDINATION PROVISIONS

     Holders of junior subordinated debentures should recognize that contractual provisions in the junior subordinated debenture may prohibit us from making payments on those debentures. Junior subordinated debentures are subordinate and junior in right of payment, to the extent and in the manner stated in the junior debt indenture, to all of our senior indebtedness, as defined in the junior debt indenture.

     The junior debt indenture defines "senior indebtedness" as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind. Senior debt excludes the junior subordinated debentures and any other indebtedness or obligations that would otherwise constitute indebtedness if it is specifically designated as being subordinate, or not superior, in right of payment to the subordinated junior subordinated debentures.

     The junior debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made with respect to any junior subordinated debentures in the following circumstances:

     - in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

     - (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

     - in the event that any junior subordinated debentures have been declared due and payable before their stated maturity.

     If the indenture trustee under the junior debt indenture or any holders of the junior subordinated debentures receive any payment or distribution that is prohibited under the subordination provisions, then the indenture trustee or the holders will have to repay that money to the holders of the senior indebtedness.

     Even if the subordination provisions prevent us from making any payment when due on the junior subordinated debentures of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the indenture trustee under the junior subordinated debenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

     The junior debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of junior subordinated debentures to comply with the subordination provisions.

                                   DEFEASANCE

     The following discussion of full defeasance and covenant defeasance will be applicable to each series of junior subordinated debentures that is denominated in U.S. dollars and has a fixed rate of interest and will apply to other series of junior subordinated debentures if we so specify in the prospectus supplement.

  FULL DEFEASANCE

     If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from any payment or other obligations on the junior subordinated debentures, called full defeasance, if we put in place the following other arrangements for holders to be repaid:

     - We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

     - There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves. Under current federal tax law, the deposit and our legal release from the obligations pursuant to the junior subordinated debentures would be treated as though we took back your junior subordinated debentures and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the junior subordinated debentures you give back to us.

     - We must deliver to the indenture trustee a legal opinion of our counsel confirming the tax law change described above.

     - No event or condition may exist that, under the provisions described above under "--Subordination Provisions" above, would prevent us from making payments of principal, premium or interest on those junior subordinated debentures on the date of the deposit referred to above or during the 90 days after that date.

     If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the junior subordinated debentures. You could not look to us for repayment in the unlikely event of any shortfall.

  COVENANT DEFEASANCE

     Under current U.S. federal tax law, we can make the same type of deposit as described above and we will be released from some of the restrictive covenants under the junior subordinated debentures that may be described in the prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and U.S. government or U.S. government agency notes or bonds set aside in trust to repay the junior subordinated debentures. In order to achieve covenant defeasance, we must do the following:

     - We must deposit in trust for the benefit of all holders of the junior subordinated debentures a combination of money and notes or bonds of the U.S. government or a U.S. government agency or U.S. government-sponsored entity (the obligations of which are backed by the full faith and credit of the U.S. government) that will generate enough cash to make interest, principal and any other payments on the junior subordinated debentures on their various due dates.

     - We must deliver to the indenture trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on the junior subordinated debentures any differently than if we did not make the deposit and just repaid the junior subordinated debentures ourselves.

     If we accomplish covenant defeasance, the following provisions of the junior debt indenture and the junior subordinated debentures would no longer apply:

     - Covenants applicable to the series of junior subordinated debentures and described in the prospectus supplement.

     - Events of default described in the prospectus supplement.

     If we accomplish covenant defeasance, you can still look to us for repayment of the junior subordinated debentures if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurred (such as a bankruptcy) and the junior subordinated debentures become immediately due and payable, there may be such a shortfall.

                               EVENTS OF DEFAULT

     Unless and until the junior subordinated debentures are distributed to the holders of the trust securities, the property trustee of an AIG Capital Trust has agreed, without the consent of the holders of a majority in liquidation amount of the capital securities, not to:

     - direct the time, method or place of conducting any proceeding for any remedy available to the indenture trustee;

     - waive any past default under the junior debt indenture unless all defaults have been cured and all payment obligations have been made current;

     - exercise any right to rescind or annul a declaration of acceleration of the principal amount of the junior subordinated debentures unless all defaults have been cured and a sum sufficient to pay all amounts then owing has been deposited with the indenture trustee; or

     - consent to any amendment, modification or termination of the junior debt indenture or junior subordinated debentures, where the consent is required.

For a discussion of the restrictions on the property trustee's ability to exercise its rights, see "Description of Capital Securities the AIG Capital Trusts May Offer -- Special Situations -- Voting Rights; Amendment of the Trust Agreements -- Details Concerning Voting and the Junior Subordinated Debentures." As a result, the references to "holder" below should be understood to refer to "holders" of the capital securities.

     Holders will have special rights if an event of default occurs and is not cured, as described later in this subsection.

     What Is An Event of Default? The term "Event of Default" means any of the following:

     - We do not pay the principal of or any premium on a junior subordinated debenture within 5 days of its due date.

     - We do not pay interest on a junior subordinated debenture within 30 days of its due date.

     - We remain in breach of any other covenant or warranty of the junior debt indenture for 60 days after we receive a notice of default stating we are in breach. The notice must be sent by either the indenture trustee or holders of 25% of the principal amount of junior subordinated debentures of the affected series.

     - We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur with respect to us.

     - Any other event of default described in the prospectus supplement occurs.

     Remedies If an Event of Default Occurs. If you are the holder of a junior subordinated debenture, all remedies available upon the occurrence of an event of default under the junior debt indenture will be subject to the restrictions on the junior subordinated debentures described above under "-- Subordination Provisions." If an event of default occurs, the indenture trustee will have special duties. In that situation, the indenture trustee will be obligated to use its rights and powers under the junior debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs. If an event of default has occurred and has not been cured, the indenture trustee or the holders of at least 25% in principal amount of the junior subordinated debentures of the affected series may declare the entire principal amount of all the junior subordinated debentures of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In the case of junior subordinated debentures held by an AIG Capital Trust, should the indenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of junior subordinated debentures held by an AIG Capital Trust, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders' claims would fall under the broad equity power of a federal bankruptcy court, and to that court's determination of the nature of those holders' rights.

     The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest, including any additional interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest, including any additional interest, and principal due otherwise than by acceleration has been deposited with the indenture trustee) or a default with respect to a covenant or provision which under the junior debt indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of junior subordinated debentures held by an AIG Capital Trust, should the property trustee fail to waive the default, the holders of a majority in aggregate liquidation amount of the capital securities will have the right to do so.

     If an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing as to a series of junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the junior subordinated debentures, and any other amounts payable under the junior debt indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the junior subordinated debentures.

     Except in cases of default, where the indenture trustee has the special duties described above, the indenture trustee is not required to take any action under the junior debt indenture at the request of any holders unless the holders offer the indenture trustee reasonable protection from expenses and liability called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding junior subordinated debentures of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the indenture trustee. These majority holders may also direct the indenture trustee in performing any other action under the junior debt indenture with respect to the junior subordinated debentures of that series.

     Before you bypass the indenture trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the junior subordinated debentures the following must occur:

     - The holder of the junior subordinated debenture must give the indenture trustee written notice that an event of default has occurred and remains uncured;

     - The holders of 25% in principal amount of all junior subordinated debentures of the relevant series must make a written request that the indenture trustee take action because of the default, and must offer reasonable indemnity to the indenture trustee against the cost and other liabilities of taking that action; and

     - The indenture trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

     We will give to the indenture trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the junior subordinated debentures issued under it, or else specifying any default.

  ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

     If an event of default with respect to the junior subordinated debentures owned by the AIG Capital Trust has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the junior subordinated debentures on the date the interest or principal is due and payable, a holder of the applicable capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest, including any additional interest, on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the capital securities of that holder called a "direct action." We may not amend the junior debt indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the capital securities outstanding. We will have the right under the junior debt indenture to set-off any payment made to the holder of the capital securities by us in connection with a direct action.

     The holders of capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See "Description of Capital Securities the AIG Capital Trusts May Offer -- Events of Default."

                             CONVERSION OR EXCHANGE

     If indicated in your prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder's option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

               AGREEMENTS CONTAINED IN THE JUNIOR DEBT INDENTURE

     We have agreed in the junior debt indenture, as to each series of junior subordinated debentures held by an AIG Capital Trust, that if and so long as:

     - the AIG Capital Trust of the series of trust securities is the holder of all the junior subordinated debentures;

     - a tax event with respect to such AIG Capital Trust has occurred and is continuing; and

     - we elect, and do not revoke that election, to pay additional sums with respect to the trust securities,

we will pay to the AIG Capital Trust these additional sums, which are described under "Description of Capital Securities the AIG Capital Trusts May
Offer -- Rights of Holders of Capital Securities -- Redemption or Exchange." We also have agreed, as to each series of such junior subordinated debentures:

     - to maintain directly or indirectly 100% ownership of the trust securities of the AIG Capital Trust to which the junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior debt indenture may succeed to our ownership of the trust securities; or

     - not to voluntarily terminate, wind-up or liquidate any AIG Capital Trust, except:

      -- in connection with a distribution of junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the AIG Capital Trust;

      -- in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement; and

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

      -- to use its reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause the AIG Capital Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

                  OUR RELATIONSHIP WITH THE INDENTURE TRUSTEE

     Please see "Description of Capital Securities the AIG Capital Trusts May Offer -- Trustees and Administrators of the AIG Capital Trusts -- Our Relationship with the Property Trustee" above for more information about our relationship with The Bank of New York.

                    LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

     In this section, we describe special considerations that will apply to capital securities issued in global -- i.e., book-entry -- form. First we describe the difference between legal ownership and indirect ownership of capital securities. Then we describe special provisions that apply to capital securities.

     If the junior subordinated debentures are distributed to holders of capital securities, we anticipate that they would be issued in global form as well and the following discussion will apply to the junior subordinated debentures. Until such a distribution, an AIG Capital Trust will be the sole holder and beneficial owner of the junior subordinated debentures and the property trustee may exercise all rights with respect to the junior subordinated debentures and the junior debt indenture, except as described under "Description of Capital Securities the AIG Capital Trusts May Offer -- Special Situations -- Voting Rights; Amendment of the Trust Agreements -- Details Concerning Voting and the Junior Subordinated Debentures."

                WHO IS THE LEGAL OWNER OF A REGISTERED SECURITY?

     Each capital security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the capital securities. We refer to those who have securities registered in their own names, on the books that we or the property trustee maintain for this purpose, as the "holders" of those capital securities. These persons are the legal holders of the capital securities. We refer to those who, indirectly through others, own beneficial interests in capital securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in capital securities issued in book-entry form or in street name will be indirect owners.

  BOOK-ENTRY OWNERS

     Unless otherwise noted in your prospectus supplement, we will issue each capital security in book-entry form only. This means capital securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the capital securities on behalf of themselves or their customers.

     Under the trust agreement, only the person in whose name a capital security is registered is recognized as the holder of that capital security. Consequently, for capital securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the capital securities.

     As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the capital securities are issued in global form, investors will be indirect owners, and not holders, of the capital securities.

  STREET NAME OWNERS

     We may terminate an existing global security or issue capital securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

     For capital securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the capital securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold capital securities in street name will be indirect owners, not holders, of those securities.

  LEGAL HOLDERS

     Our obligations, as well as the obligations of the property trustee under the trust agreement and the obligations, if any, of any third parties employed by us or any agents of theirs, run only to the holders of the capital securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a capital security or has no choice because we are issuing the capital securities only in global form.

     For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose -- for example, to amend the trust agreement or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the junior debt indenture -- we would seek the approval only from the holders, and not the indirect owners, of the relevant capital securities. Whether and how the holders contact the indirect owners is up to the holders.

     When we refer to "you" in this prospectus, we mean all purchasers of the capital securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your capital securities" in this prospectus, we mean the capital securities in which you will hold a direct or indirect interest.

  SPECIAL CONSIDERATIONS FOR INDIRECT OWNERS

     If you hold capital securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

     - how it handles capital securities payments and notices;

     - whether it imposes fees or charges;

     - how it would handle a request for the holders' consent, if ever required;

     - how it would exercise rights under the capital securities if there were a default or other event triggering the need for holders to act to protect their interests; and

     - if the capital securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

                           WHAT IS A GLOBAL SECURITY?

     Unless otherwise noted in your prospectus supplement, we will issue each capital security in book-entry form only. Each capital security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more. Each series of capital securities will have one or more of the following as the depositaries:

     - The Depository Trust Company, New York, New York, which is known as
       "DTC;"

     - Euroclear System, which is known as "Euroclear;"

     - Clearstream Banking, societe anonyme, Luxembourg, which is known as "Clearstream;" and

     - any other clearing system or financial institution named in the prospectus supplement.

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

     The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your capital securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

     A global security may represent one or any other number of individual capital securities. All capital securities represented by the same global security will have the same terms.

     A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all capital securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose capital security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

     If the capital securities are issued in global form only, then the capital securities will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "-- Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the capital securities through another book-entry clearing system or decide that the capital securities may no longer be held through any book-entry clearing system.

  SPECIAL CONSIDERATIONS FOR GLOBAL SECURITIES

     As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of capital securities and instead deal only with the depositary that holds the global security.

     If capital securities are issued only in the form of a global security, an investor should be aware of the following:

     - An investor cannot cause the capital securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the capital securities, except in the special situations we describe below;

     - An investor will be an indirect holder and must look to his or her own bank, broker or other financial institutions for payments on the capital securities and protection of his or her legal rights relating to the capital securities, as we describe above under "-- Who Is the Legal Owner of a Registered Security?";

     - An investor may not be able to sell interests in the capital securities to some insurance companies and other institutions that are required by law to own their capital securities in non-book-entry form;

     - An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the capital securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

     - The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We also do not supervise the depositary in any way;

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

     - The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your bank, broker or other financial institutions may require you to do so as well; and

     - Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

  HOLDER'S OPTION TO OBTAIN A NON-GLOBAL SECURITY; SPECIAL SITUATIONS WHEN A GLOBAL SECURITY WILL BE TERMINATED

     If we issue capital securities in book-entry form but we choose to give the beneficial owners the right to obtain non-global securities, any beneficial owner entitled to obtain non-global capital securities may do so by following the applicable procedures of the depositary, the property trustee and that owner's bank, broker or other financial institutions through which that owner holds its beneficial interest in the capital securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

     In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the capital securities it represented. After that exchange, the choice of whether to hold the capital securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "-- Who Is the Legal Owner of a Registered Security?"

     The special situations for termination of a global security are as follows:

     - if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

     - if we notify the applicable trustee that we wish to terminate that global security; or

     - if an event of default has occurred with regard to the capital securities and has not been cured or waived.

     If a global security is terminated, only the depositary, and not us, is responsible for deciding the names of the institutions in whose names the capital securities represented by the global security will be registered and, therefore, who will be the holders of those capital securities.

                         CONSIDERATIONS RELATING TO DTC

     DTC has informed us that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is owned by a number of its DTC direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC and the National Association of Securities Dealers, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

     Purchases of capital securities within the DTC system must be made by or through DTC participants, which will receive a credit for the capital securities on DTC's records. The ownership interest of each actual purchaser of each capital security is in turn to be recorded on the direct and indirect participants' records, including Euroclear and Clearstream. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners.

     Redemption notices will be sent to DTC's nominee, Cede & Co., as the registered holder of the capital securities. If less than all of the capital securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

     In instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Distribution payments on the capital securities will be made by the property trustee to DTC. DTC's usual practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by DTC participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the property trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

              CONSIDERATIONS RELATING TO EUROCLEAR AND CLEARSTREAM

     Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

     Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

     As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the U.S., you will not be able to hold interests in that global security through any securities clearance system in the U.S.

     Payments, deliveries, transfers, exchanges, notices and other matters relating to the capital securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

    SPECIAL TIMING CONSIDERATIONS RELATING TO TRANSACTIONS IN EUROCLEAR AND
                                  CLEARSTREAM

     Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any capital securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the U.S.

     In addition, because of time-zone differences, U.S. investors who hold their interests in the capital securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

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

                   DESCRIPTION OF THE SUBORDINATED GUARANTEES

     AIG will execute and deliver a subordinated guarantee concurrently with the issuance by each AIG Capital Trust of its capital securities for the benefit of the holders from time to time of those capital securities. The Bank of New York will act as the guarantee trustee under each subordinated guarantee for the purposes of compliance with the Trust Indenture Act and each subordinated guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold the subordinated guarantee for the benefit of the holders of the applicable AIG Capital Trust's capital securities.

     Because this section is only a summary, it does not describe every aspect of the subordinated guarantees. This summary is subject to and qualified in its entirety by reference to all the provisions of each subordinated guarantee, including the definitions of terms, and those provisions made part of each subordinated guarantee by the Trust Indenture Act. A form of subordinated guarantee is filed as an exhibit to the registration statement that includes this prospectus. A copy of the form of the subordinated guarantee is available upon request from the guarantee trustee. If indicated in your prospectus supplement, the terms of a particular subordinated guarantee may differ from the terms discussed below.

                                    GENERAL

     AIG will unconditionally agree to pay in full on a subordinated basis the guarantee payments to the holders of the capital securities covered by the subordinated guarantee, as and when due, regardless of any defense, right of set-off or counterclaim that the AIG Capital Trust that issued the capital securities may have or assert other than the defense of payment.

     The following payments constitute guarantee payments with respect to capital securities that, to the extent not paid by or on behalf of the AIG Capital Trust, will be subject to the applicable subordinated guarantee:

     - any accumulated and unpaid distributions required to be paid on the applicable capital securities, to the extent that the AIG Capital Trust has funds on hand available for that purpose at that time;

     - the applicable redemption price with respect to any capital securities called for redemption, which will include all accumulated and unpaid distributions to the date of redemption, to the extent that the AIG Capital Trust has funds on hand available for that purpose at that time; and

     - upon a voluntary or involuntary dissolution, winding-up or liquidation of an AIG Capital Trust, unless the junior subordinated debentures owned by the AIG Capital Trust are distributed to holders of the capital securities in accordance with the terms of the trust agreement, the lesser of:

      -- the aggregate of the liquidation amount and all accumulated and unpaid distributions to the date of payment, and

      -- the amount of assets of the AIG Capital Trust remaining available for distribution to holders of capital securities on liquidation of the AIG Capital Trust.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the capital securities or by causing the AIG Capital Trust to pay those amounts to the holders.

     Each subordinated guarantee will be a guarantee of the AIG Capital Trust's payment obligations described above under the capital securities covered by the subordinated guarantee, but will apply only to the extent that the AIG Capital Trust has funds sufficient to make such payments, and is not a guarantee of collection. See " --Additional Information Relating to the Subordinated Guarantees -- Status of the Subordinated Guarantees."

     If we do not make payments on the junior subordinated debentures owned by an AIG Capital Trust, the AIG Capital Trust will not be able to pay any amounts payable with respect to its capital securities and will not have funds legally available for that purpose. In that event, holders of the capital securities would not be able to rely upon the subordinated guarantee for payment of those amounts. Each subordinated guarantee will have the same ranking as the junior subordinated debentures owned by the AIG Capital Trust that issues the capital securities covered by the subordinated guarantee. See "-- Additional Information Relating to the Subordinated Guarantees -- Status of the Subordinated Guarantees." No subordinated guarantee will limit the incurrence or issuance of other secured or unsecured debt of AIG.

     We have, through the applicable subordinated guarantee, the trust agreement, the junior subordinated debentures, the junior debt indenture and the expense agreement, taken together, fully and unconditionally guaranteed all of the applicable AIG Capital Trust's obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a full and unconditional subordinated guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional subordinated guarantee of an AIG Capital Trust's obligations under its capital securities.

         ADDITIONAL INFORMATION RELATING TO THE SUBORDINATED GUARANTEES

  STATUS OF THE SUBORDINATED GUARANTEES

     Each subordinated guarantee will constitute an unsecured obligation of AIG and will rank equal to the junior subordinated debentures owned by the AIG Capital Trust that issues the capital securities covered by the subordinated guarantee. See "Description of Junior Subordinated Debentures -- Subordination Provisions" for a description of this subordination.

     Each subordinated guarantee will constitute a guarantee of payment and not of collection. Any holder of capital securities covered by the subordinated guarantee may institute a legal proceeding directly against us to enforce its rights under the subordinated guarantee without first instituting a legal proceeding against any other person or entity. Each subordinated guarantee will be held by the guarantee trustee for the benefit of the holders of the applicable capital securities. Each subordinated guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by or on behalf of the AIG Capital Trust or, if applicable, distribution to the holders of the capital securities of the junior subordinated debentures owned by the AIG Capital Trust.

  AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not materially adversely affect the rights of holders of the capital securities issued by the AIG Capital Trust, in which case no approval will be required, the subordinated guarantee that covers the capital securities may not be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the outstanding capital securities covered by the subordinated guarantee. The manner of obtaining any such approval is as set forth under "Description of Capital Securities the AIG Capital Trusts May Offer -- Special Situations -- Voting Rights; Amendment of the Trust Agreements." All subordinated guarantees and agreements contained in each subordinated guarantee will bind the successors, assigns, receivers, trustees and representatives of AIG and will inure to the benefit of the holders of the then outstanding capital securities covered by the subordinated guarantee.

  EVENTS OF DEFAULT

     An event of default under a subordinated guarantee will occur upon the failure of AIG to perform any of its payment obligations for five days under that subordinated guarantee, or to perform any non-payment obligation if the non-payment default remains unremedied for 30 days. If an event of default under a subordinated guarantee occurs and is continuing, the guarantee trustee will enforce the subordinated guarantee for the benefit of the holders of capital securities covered by the subordinated guarantee. The holders of a majority in aggregate liquidation amount of the outstanding capital securities covered by the subordinated guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to the subordinated guarantee or to direct the exercise of any right or power conferred upon the guarantee trustee under the subordinated guarantee.

     The holders of at least a majority in aggregate liquidation amount of the capital securities have the right, by vote, to waive any past events of default and its consequences under each subordinated guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the subordinated guarantee.

     Any holder of capital securities covered by the subordinated guarantee may institute a legal proceeding directly against AIG to enforce its rights under the subordinated guarantee without first instituting a legal proceeding against the AIG Capital Trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the subordinated guarantee.

  INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of an event of default under the subordinated guarantee, undertakes to perform only those duties as are specifically set forth in the subordinated guarantee and, after the occurrence of an event of default with respect to the subordinated guarantee that has not been cured or waived, must exercise the rights and powers vested in it by the subordinated guarantee using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the rights or powers vested in it by the subordinated guarantee at the request of any holder of the capital securities covered by the subordinated guarantee unless it is offered reasonable indemnity, including reasonable advances requested by it, against the costs, expenses and liabilities that might be incurred in complying with the request or direction.

  TERMINATION OF THE SUBORDINATED GUARANTEE

     Each subordinated guarantee will terminate and be of no further effect upon:

     - full payment of the redemption price of all of the capital securities covered by the subordinated guarantee;

     - full payment of the amounts payable with respect to the capital securities upon liquidation of the AIG Capital Trust; or

     - distribution of the junior subordinated debentures owned by the AIG Capital Trust to the holders of all the capital securities covered by the subordinated guarantee.

     Each subordinated guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities covered by the subordinated guarantee must repay any sums with respect to the capital securities or the subordinated guarantee.

  GOVERNING LAW

     Each subordinated guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

  THE EXPENSE AGREEMENT

     Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will unconditionally guarantee on a subordinated basis to each person or entity to whom an AIG Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such AIG Capital Trust, other than obligations of such AIG Capital Trust to pay to the holders of any capital securities or other similar interests in such AIG Capital Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

                  OUR RELATIONSHIP WITH THE GUARANTEE TRUSTEE

     See "Description of Capital Securities the AIG Capital Trusts May
Offer -- Trustees and Administrators of the AIG Capital Trusts -- Our Relationship with the Property Trustee" above for more information about our relationship with The Bank of New York.

                   RELATIONSHIP AMONG THE CAPITAL SECURITIES
                          AND THE RELATED INSTRUMENTS

     Because this section is only a summary, the following description of the relationship among the capital securities, the junior subordinated debentures, the expense agreement and the subordinated guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior debt indenture and the form of subordinated guarantee, each of which is incorporated as an exhibit to our registration statement, and the Trust Indenture Act.

  FULL AND UNCONDITIONAL GUARANTEE

     Payments of distributions and other amounts due on the capital securities, to the extent the applicable AIG Capital Trust has funds available for the payment of such distributions, are guaranteed by us on a subordinated basis as described under "Description of the Subordinated Guarantees." Taken together, our obligations under the junior subordinated debentures, the junior debt indenture, the trust agreement, the expense agreement, and the subordinated guarantee provide, in the aggregate, a full and unconditional subordinated guarantee of payments of distributions and other amounts due on the applicable capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such subordinated guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional subordinated guarantee of the AIG Capital Trust's obligations under the capital securities. If and to the extent that we do not make payments on the junior subordinated debentures, the AIG Capital Trust will not pay distributions or other amounts due on its capital securities. The subordinated guarantee does not cover payment of distributions when the AIG Capital Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior debt indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior debt to the same extent as the junior subordinated debentures.

  SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

     - the aggregate principal amount of the junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the capital securities and the common securities;

     - the interest rate and interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the capital securities;

     - we will pay, under the expense agreement, for all and any costs, expenses and liabilities of an AIG Capital Trust except the AIG Capital Trust's obligations to holders of its capital securities under the capital securities; and

     - the trust agreement provides that an AIG Capital Trust will not engage in any activity that is inconsistent with the limited purposes of such AIG Capital Trust.

     We have the right to set-off any payment we are otherwise required to make under the junior debt indenture with a payment we make under the subordinated guarantee.

  ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the applicable subordinated guarantee without first instituting a legal proceeding against the guarantee trustee, the AIG Capital Trust or any other person or entity.

     In the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior debt indenture provide that no payments may be made with respect to the junior subordinated debentures until the senior debt has been paid in full or any payment default has been cured or waived. Failure to make required payments on the junior subordinated debentures would constitute an event of default under the junior debt indenture.

  LIMITED PURPOSE OF AIG CAPITAL TRUSTS

     Each AIG Capital Trust's capital securities evidence a preferred and undivided beneficial interest in the AIG Capital Trust, and each AIG Capital Trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds thereof in junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a junior subordinated debenture is that a holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from an AIG Capital Trust, or from us under the applicable subordinated guarantee, if and to the extent such AIG Capital Trust has funds available for the payment of such distributions.

  RIGHTS UPON TERMINATION

     Upon any voluntary or involuntary termination, winding-up or liquidation of an AIG Capital Trust involving our liquidation, the holders of the capital securities will be entitled to receive, out of the assets held by such AIG Capital Trust, the liquidation distribution. Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt as set forth in the junior debt indenture, but entitled to receive payment in full of principal and interest, before any stockholders of ours receive payments or distributions. Since we are the guarantor under each subordinated guarantee and have agreed, under the expense agreement, to pay for all costs, expenses and liabilities of an AIG Capital Trust, other than the AIG Capital Trust's obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such junior subordinated debentures relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

                              PLAN OF DISTRIBUTION

INITIAL OFFERING AND SALE OF CAPITAL SECURITIES

     AIG Capital Trust may sell capital securities:

     - to or through underwriting syndicates represented by managing underwriters;

     - through one or more underwriters without a syndicate for them to offer and sell to the public;

     - through dealers or agents; and

     - to investors directly in negotiated sales or in competitively bid transactions.

     Any underwriter or agent involved in the offer and sale of the capital securities will be named in the prospectus supplement. One or more of our subsidiaries may act as an underwriter or agent.

     The prospectus supplement will describe:

     - the terms of the offering, including the name of the agent or the name or names of any underwriters;

     - the public offering or purchase price;

     - any discounts and commissions to be allowed or paid to the agent or underwriters and all other items constituting underwriting compensation;

     - any discounts and commissions to be allowed or paid to dealers; and

     - other specific terms of the particular offering or sale.

     Only the agents or underwriters named in a prospectus supplement are agents or underwriters in connection with the capital securities being offered by that prospectus supplement.

     Underwriters, agents and dealers may be entitled, under agreements with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933.

     Underwriters to whom capital securities are sold by us for public offering and sale are obliged to purchase all of those securities if any are purchased. This obligation is subject to certain conditions and may be modified in the prospectus supplement.

     Any subsidiary of ours, such as AIG Financial Securities Corp., that participates in a particular offering of capital securities will comply with the applicable requirements of Rule 2720 of the National Association of Securities Dealers, Inc. In compliance with guidelines of the NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate liquidation amount of capital securities offered pursuant to this prospectus. We anticipate, however, that the maximum commission or discount to be received in any particular offering of capital securities will be significantly less than this amount.

     Underwriters, dealers or agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

                           VALIDITY OF THE SECURITIES

     Unless we state otherwise in any prospectus supplement, the validity of the capital securities will be passed upon for the AIG Capital Trusts by Richards, Layton & Finger, P.A. The validity of the junior subordinated debentures and the subordinated guarantees will be passed upon for AIG by Sullivan & Cromwell LLP, or by Kathleen E. Shannon, Senior Vice President, Secretary and Deputy General Counsel of AIG. Partners of Sullivan & Cromwell LLP involved in the representation of AIG beneficially own approximately 11,360 shares of AIG common stock. Ms. Shannon is regularly employed by AIG, participates in various AIG employee benefit plans under which she may receive shares of AIG common stock and currently beneficially owns less than 1% of the outstanding shares of AIG common stock.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules of AIG and subsidiaries incorporated in this prospectus by reference to AIG's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at:

     SEC Public Reference Room
     450 Fifth Street, N.W.
     Washington, D.C. 20549

     Please call the SEC at 1-800-SEC-0330 for further information.

     AIG's filings are also available to the public through:

     - The SEC web site at http://www.sec.gov

     - The New York Stock Exchange
       20 Broad Street
       New York, New York 10005

AIG's common stock is listed on the NYSE and trades under the symbol "AIG."

     The SEC allows us to "incorporate by reference" the information AIG files with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered to be part of this prospectus, and later information that AIG files with the SEC will automatically update and supersede that information as well as the information included in this prospectus. AIG incorporates by reference the documents below, any filings that we make after the date of the filing of the initial registration statement and prior to the effectiveness of that registration statement and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until all the securities are sold. This prospectus is part of a registration statement AIG filed with the SEC.

     - Annual Report on Form 10-K for the year ended December 31, 2002.

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     We will provide without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus.

     Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-6293.

                  CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE
                    SECURITIES LITIGATION REFORM ACT OF 1995

     We have included or incorporated by reference in this prospectus statements that may constitute "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only AIG's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of AIG's control. It is possible that AIG's actual results may differ, possibly materially, from the anticipated results indicated in these forward-looking statements.

     Information regarding important factors that could cause actual results to differ, perhaps materially, from those in AIG's forward-looking statements is contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Cautionary Statement Regarding Forward-Looking Information" in AIG's Annual Report on Form 10-K for the year ended December 31, 2002, which is incorporated into this prospectus by reference. See "Where You Can Find More Information" above for information about how to obtain a copy of this annual report.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     NO DEALER, SALESPERSON OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SECURITIES IT DESCRIBES, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                             ---------------------

                                 $5,139,770,000

                       AMERICAN INTERNATIONAL GROUP, INC.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN A PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following is a statement of the expenses (all of which are estimated other than the SEC registration fee) to be incurred by the Registrants in connection with the distribution of the securities registered under this registration statement:

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................   $415,808
NASD fees...................................................     30,500
Legal fees and expenses.....................................          *
Accounting fees and expenses................................          *
Rating agency fees..........................................          *
Printing fees...............................................          *
Trustee fees and expenses...................................          *
Listing.....................................................          *
Miscellaneous...............................................          *
                                                               --------
          Total.............................................   $
                                                               ========

* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG's by-laws contains a similar provision.

     The amended and restated certificate of incorporation also provides that a director will not be personally liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of a company in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

     In addition, AIG and its subsidiaries maintain a directors' and officer's liability insurance policy.

ITEM 16.  EXHIBITS

     See Exhibits Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any fact or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against a Registrant by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, American International Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of June, 2003.

                                          AMERICAN INTERNATIONAL GROUP, INC.
                                          (Registrant)

                                          By:     /s/ M.R. GREENBERG
                                          --------------------------------------
                                          Name: M. R. Greenberg
                                          Title:   Chairman and Chief Executive
                                              Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Martin J. Sullivan and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----




             /s/ M. R. GREENBERG                Chairman, Chief Executive Officer and    June 11, 2003
---------------------------------------------   Director (Principal Executive Officer)
              (M. R. Greenberg)




             /s/ HOWARD I. SMITH                 Vice Chairman, Chief Administrative     June 11, 2003
---------------------------------------------    Officer, Chief Financial Officer and
              (Howard I. Smith)                 Director (Principal Financial Officer)




           /s/ MICHAEL J. CASTELLI                  Vice President and Comptroller       June 11, 2003
---------------------------------------------       (Principal Accounting Officer)
            (Michael J. Castelli)




           /s/ M. BERNARD AIDINOFF                             Director                  June 11, 2003
---------------------------------------------
            (M. Bernard Aidinoff)




              /s/ PEI-YUAN CHIA                                Director                  June 11, 2003
---------------------------------------------
               (Pei-Yuan Chia)

                  SIGNATURE                                     TITLE                        DATE
                  ---------                                     -----                        ----





            /s/ MARSHALL A. COHEN                              Director                  June 11, 2003
---------------------------------------------
             (Marshall A. Cohen)




         /s/ BARBER B. CONABLE, JR.                            Director                  June 11, 2003
---------------------------------------------
          (Barber B. Conable, Jr.)




           /s/ MARTIN S. FELDSTEIN                             Director                  June 11, 2003
---------------------------------------------
            (Martin S. Feldstein)




             /s/ ELLEN V. FUTTER                               Director                  June 11, 2003
---------------------------------------------
              (Ellen V. Futter)




             /s/ CARLA A. HILLS                                Director                  June 11, 2003
---------------------------------------------
              (Carla A. Hills)




           /s/ FRANK J. HOENEMEYER                             Director                  June 11, 2003
---------------------------------------------
            (Frank J. Hoenemeyer)




          /s/ RICHARD C. HOLBROOKE                             Director                  June 11, 2003
---------------------------------------------
           (Richard C. Holbrooke)




           /s/ MARTIN J. SULLIVAN                              Director                  June 11, 2003
---------------------------------------------
            (Martin J. Sullivan)




             /s/ EDWARD S.W. TSE                               Director                  June 11, 2003
---------------------------------------------
              (Edward S.W. Tse)




                                                               Director                  June 11, 2003
---------------------------------------------
              (Jay S. Wintrob)




             /s/ FRANK G. WISNER                               Director                  June 11, 2003
---------------------------------------------
              (Frank G. Wisner)




              /s/ FRANK G. ZARB                                Director                  June 11, 2003
---------------------------------------------
               (Frank G. Zarb)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, AIG Capital Trust I and AIG Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by each of the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 11th day of June, 2003.

                                          AIG CAPITAL TRUST I
                                          (Registrant)

                                          By: American International Group,
                                              Inc.,
                                            as sponsor

                                          By: /s/ HOWARD I. SMITH
                                            ------------------------------------
                                            Name: Howard I. Smith
                                            Title: Vice Chairman

                                          AIG CAPITAL TRUST II
                                          (Registrant)

                                          By: American International Group,
                                              Inc.,
                                            as sponsor

                                          By: /s/ HOWARD I. SMITH
                                            ------------------------------------
                                            Name: Howard I. Smith
                                            Title: Vice Chairman

                                 EXHIBITS INDEX

EXHIBIT
 NUMBER                  DESCRIPTION                                 LOCATION
-------                  -----------                                 --------
 1.1       Form of Underwriting Agreement            **
 1.2       Form of Distribution Agreement for        **
           Medium-Term Notes
 3(i)(a)   Restated Certificate of Incorporation of  Incorporated by reference to Exhibit
           AIG                                       3(i) to AIG's Annual Report on Form 10-K
                                                     for the year ended December 31, 1996
                                                     (File No. 1-8787)
 3(i)(b)   Certificate of Amendment of Certificate   Incorporated by reference to Exhibit
           of Incorporation of AIG, filed June 3,    3(i) to AIG's Quarterly Report on Form
           1998                                      10-Q for the quarter ended June 30, 1998
                                                     (File No. 1-8787)
 3(i)(c)   Certificate of Amendment to Certificate   Incorporated by reference to Exhibit
           of Incorporation of AIG, filed June 5,    3(i)(c) to AIG's Registration Statement
           2000                                      on Form S-4 (File No. 333-45828)
 3(ii)     By-laws of AIG                            Incorporated by reference to Exhibit
                                                     3(ii) to AIG's Annual Report on Form
                                                     10-K for the year ended December 31,
                                                     2000 (File No. 1-8787)
 4.1       Indenture between AIG and The Bank of     *
           New York, as Trustee, including the form
           of debt security in Article Two thereof
 4.2       Form of Subordinated Indenture between    *
           AIG and The Bank of New York, as
           Trustee, including the form of
           subordinated debt security in Article
           Two thereof
 4.3       Form of Warrant Indenture between AIG     *
           and The Bank of New York, as Trustee,
           including the form of put warrant and
           form of call warrant in Article Two
           thereof
 4.4       Form of Debt Warrant Agreement            **
 4.5       Form of Unit Agreement, including form    **
           of unit certificate
 4.6       Form of Prepaid Purchase Contract         **
 4.7       Form of Non-Prepaid Purchase Contract     (Included in Exhibit 4.5)
           (Issuer Sale)
 4.8       Form of Non-Prepaid Purchase Contract     (Included in Exhibit 4.5)
           (Issuer Purchase)
 4.9       Form of Deposit Agreement including       **
           depositary receipt.
 4.10      Specimen of certificate representing      Incorporated by reference to the
           AIG's common stock, par value $2.50 per   Registration Statement on Form 8-A,
           share                                     filed September 20, 1984
 4.11      Certificate of Trust of AIG Capital       Filed Herewith
           Trust I
 4.12      Certificate of Trust of AIG Capital       Filed Herewith
           Trust II
 4.13      Trust Agreement of AIG Capital Trust I    Filed Herewith
 4.14      Trust Agreement of AIG Capital Trust II   Filed Herewith
 4.15      Form of Amended and Restated Trust        *
           Agreement to be used in connection with
           the issuance of Capital Securities
 4.16      Form of Capital Security                  (Included in Exhibit 4.15)

EXHIBIT
 NUMBER                  DESCRIPTION                                 LOCATION
-------                  -----------                                 --------
 4.17      Form of Junior Subordinated Debenture     **
 4.18      Form of Capital Securities Guarantee      *
 5.1       Validity Opinion of Kathleen E. Shannon,  *
           Esq., Senior Vice President, Secretary
           and Deputy General Counsel of AIG
 5.2       Validity Opinion of Sullivan & Cromwell   *
           LLP
 5.3       Opinion of Richards, Layton & Finger,     *
           P.A., with respect to AIG Capital Trust
           I
 5.4       Opinion of Richards, Layton & Finger,     *
           P.A., with respect to AIG Capital Trust
           II
12         Statement regarding computation of        Incorporated by reference to Exhibit 12
           ratios of earnings to fixed charges       to AIG's Annual Report on Form 10-K for
                                                     the year ended December 31, 2002 and
                                                     Exhibit 12 to AIG's Quarterly Report on
                                                     Form 10-Q for quarter ended March 31,
                                                     2003 (File No.1-8787)
23.1       Consent of PricewaterhouseCoopers LLP,    Filed Herewith
           independent accountants for AIG.
23.2       Consent of Kathleen E. Shannon, Esq.,     (Included in Exhibit 5.1)
           Senior Vice President, Secretary and
           Deputy General Counsel of AIG
23.3       Consent of Sullivan & Cromwell LLP        (Included in Exhibit 5.2)
23.4       Consent of Richards, Layton & Finger,     (Included in Exhibits 5.3 and 5.4)
           P.A.
24.1       Powers of Attorney                        (Included in the signature pages of this
                                                     Registration Statement)
24.2       Powers of Attorney for AIG, as sponsor,   (Included in Exhibits 4.13 and 4.14)
           to sign the Registration Statement on
           behalf of AIG Capital Trust I and AIG
           Capital Trust II
25.1       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Indenture
25.2       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Subordinated Indenture
25.3       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Warrant Indenture
25.4       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Junior Subordinated Indenture
25.5       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Amended and Restated Trust Agreement of
           AIG Capital Trust I

EXHIBIT
 NUMBER                  DESCRIPTION                                 LOCATION
-------                  -----------                                 --------
25.6       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Amended and Restated Trust Agreement of
           AIG Capital Trust II
25.7       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Capital Securities Guarantee of AIG with
           respect to the Capital Securities of AIG
           Capital Trust I
25.8       Form T-1 Statement of Eligibility under   *
           the Trust Indenture Act of 1939 of The
           Bank of New York, Trustee under the
           Capital Securities Guarantee of AIG with
           respect to the Capital Securities of AIG
           Capital Trust II

---------------

 * To be filed by amendment.

** To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference or as a post effective amendment pursuant to Rule 462(d).